                                                            EXHIBIT 3.1

                       21ST CENTURY TELECOM GROUP, INC.


RESOLVED, that Article 4 of the Articles of Incorporation is hereby deleted in its entirety and the following is substituted thereof:

     4.   Paragraph 1: Authorized Shares, Issued Shares and Consideration
Received:

                                                      NUMBER OF
                                         PAR VALUE      SHARES
          CLASS                          PER SHARE    AUTHORIZED
          -----                          ---------    ----------
          Common:
             Voting                        NPV         50,000,000
             Non-Voting                    NPV          1,000,000
          13-3/4% Senior
          Cumulative
             Exchangeable Preferred       $0.01           100,000
             Stock
          Class A Convertible 8%
             Cumulative Preferred          NPV            500,000
             Stock
          Class B Convertible
             8% Cumulative                 NPV            500,000
             Preferred Stock

          Paragraph 2: The preferences, qualifications, limitations, restrictions, and special or relative rights in respect of the shares of each class are:


          13-3/4% SENIOR CUMULATIVE EXCHANGEABLE PREFERRED STOCK TERMS
          ------------------------------------------------------------

     Section 1.  Dividends.
                 ---------

          1A.    General Obligation. When and as declared by the Board of
                 ------------------
Directors and to the extent permitted under the Illinois Business Corporation Act of 1983, as amended (the "ILBCA"), or these Articles, the Corporation shall
                              -----
pay preferential dividends to the holders of its 13-3/4% Senior Cumulative Exchangeable Preferred Stock Due 2010 (the "Exchangeable Preferred Stock") as
                                            ----------------------------
provided in this Section 1.

          The number of shares constituting the Exchangeable Preferred Stock shall be 100,000 of which 50,000 shares (the "Initial Exchangeable Preferred
                                              ------------------------------
Stock") shall be issuable initially and of which 50,000 shares (the
-----
"Registerable Exchangeable Preferred Stock") shall be issuable in exchange for
------------------------------------------
the Initial Exchangeable Preferred Stock pursuant to the Registration Rights Agreement. The Initial Exchangeable Preferred Stock and the Registerable Exchangeable Preferred Stock are referred to collectively as the "Exchangeable
                                                                  ------------
Preferred Stock".  Dividends on each share of the Exchangeable Preferred Stock
---------------
(a "Share") shall accrue at a rate of 13-3/4% per annum of the sum of the
    -----
Liquidation Preference thereof plus all accumulated and unpaid dividends thereon from and including the Date of Issuance (defined below) of such Share to and including the first to occur of (i) the date on which the Liquidation Preference of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation in accordance with Section 5 hereof, or (ii) the date on which such Share is acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be payable in cash, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year or, if such date is not a Business Day, then on the next succeeding Business Day (each, a "Dividend Payment Date") to the holders of
                                       ---------------------
record as of the next preceding February 1, May 1, August 1 and November 1, commencing on May 15, 1998, except that on each Dividend Payment Date occurring on or prior to February 15, 2003, dividends may be paid, at the Corporation's option, by the issuance of additional Shares (including fractional Shares) having an aggregate Liquidation Preference equal to the amount of such dividends. The issuance of such additional Shares shall constitute "payment" of the related dividend. The date on which the Corporation initially issues any Share shall be deemed to be its "Date of Issuance" regardless of the number of
                                 ----------------
times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share. The Corporation will take all actions required or permitted under the ILBCA to permit the payment of dividends on the Shares, including through the revaluation of its assets in accordance with the ILBCA.

          1B.  Dividend Payment Dates. To the extent not paid on a Dividend
               ----------------------
Payment Date, all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Payment Date) ending upon each such Dividend Payment Date shall be accumulated and shall remain accumulated and accrued dividends with respect to such Share until paid to the holder thereof, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Dividends payable on each Share shall be computed on the basis of a 360-day year consisting of twelve 30-day months and will be deemed to accrue on a daily basis.

          1C.  Prohibitions on Declaration of Dividends.
               ----------------------------------------

               (i) No dividend, whatsoever, shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding Share with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid or declared and a sufficient sum set apart (or, on or prior to February 15, 2003, Shares for which have been issued and are held for holders by the Transfer Agent) for the payment of such dividend, upon all outstanding Shares.

               (ii) Except as provided in the next sentence, no dividends will be declared or paid on any Parity Stock, unless full cumulative dividends have been paid on the Shares for all prior dividend periods. If accrued dividends on the Shares for all prior dividend periods have not been paid in full, then any dividend declared on the Shares for any dividend period and on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the Shares and the Parity Stock.

               (iii) The Corporation will not (a) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock or (b) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise, unless (I) all accrued and unpaid dividends with respect to the Shares and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart (or, on or prior to February 15, 2003, Shares for which have been issued and are held for holders by the Transfer Agent) for payment of such dividends and (II) sufficient funds have been paid or set apart (or, on or prior to February 15, 2003, Shares for which have been issued and are held for holders by the Transfer Agent) for the payment of the dividend for the current dividend period with respect to the Shares and any Parity Stock.

          1D.  Distribution of Partial Dividend Payments. Except as otherwise
               -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the outstanding Shares, such payment shall be distributed pro rata among the holders thereof based upon the number of Shares held by each such holder.

     Section 2.  Optional Redemption.
                 -------------------

          2A.  Generally. Except as set forth Section 2C below, the Shares will
               ---------
not be redeemable at the Corporation's option prior to February 15, 2003. Thereafter, the Shares will be redeemable, at the Corporation's option, in whole or in part, at any time or from time to time, upon not less than 30 days' but no more than 60 days' prior notice mailed by first-class mail to the registered address of each holder of a Share (the "Holder(s)").
                                        ---------

          2B.  Redemption Price. Upon giving written notice to the Holders, as
               ----------------
set forth in Section 2A above, the Corporation shall redeem the Shares at the following redemption prices (expressed in percentages of the Liquidation Preference thereof), plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) (subject to the rights of holders of record on the relevant record date to receive dividends due on the relevant Dividend Payment Date), if redeemed during the 12-month period commencing on February 15 of the years set forth below:

PERIOD                                        REDEMPTION PRICE (%)
------                                        --------------------
2003                                          106.8750%
2004                                          104.5833%
2005                                          102.2917%
2006 and thereafter                           100.0000%

In the case of any partial redemption, selection of Shares for redemption shall be made on a pro rata basis.

          2C.  Equity Offering. At any time prior to February 15, 2001, the
               ---------------
Corporation may redeem all of the Shares issued and outstanding with some or all of the proceeds (to the extent received by the Corporation) of an Equity Offering, at a redemption price of 113-3/4% of the Liquidation Preference thereof, plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period) (subject to the rights of holders of record on the relevant record date to receive dividends due on the relevant Dividend Payment Date). If the Corporation elects to effect such redemption, then the Corporation will take all actions required or permitted under the ILBCA to permit such redemption.


     Section 3.  Mandatory Redemption.
                 --------------------

     On February 15, 2010, the Board of Directors shall take all actions required or permitted under the ILCBA to redeem (subject to the legal availability of funds therefor) all issued and outstanding Shares, at a price per Share in cash equal to the Liquidation Preference thereof, plus accumulated and unpaid dividends (including an amount in cash equal to a prorated dividend for any partial dividend period), if any, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive dividends on the relevant Dividend Payment Date). The Corporation will not be required to make sinking fund payments with respect to the Shares.

     Section 4.  The Exchange.
                 ------------

          4A.  Generally. At the option of the Corporation, the Corporation may,
               ---------
on any scheduled Dividend Payment Date, subject to the terms and conditions of this Section 4, exchange (the "Exchange") the Shares, in whole, but not in part,
                               --------
for 13-3/4% Subordinated Exchange Debentures Due 2010 of the Corporation (the "Exchange Debentures") in an aggregate principal amount equal to the sum of the
 -------------------
Liquidation

Preference of the Shares, plus a payment in cash (or, if on or prior to February 15, 2003, in Exchange Debentures) equal to accumulated and unpaid dividends thereon to the date of the Exchange; provided, however, that (a) on the date of
                                     --------  -------
the Exchange there are no accumulated and unpaid dividends on the Shares (including the dividend payable on such date) or other contractual impediments to the Exchange; (b) there shall be funds legally available sufficient for such payment in cash, if any, and (c) immediately after giving effect to the Exchange, the Corporation shall not be in default under the terms and conditions of the Exchange Debentures Indenture as in effect on the date of these Articles (the "Exchange Debentures Indenture"), as amended as permitted by the terms of
      -----------------------------
the Exchange Debentures Indenture.

          Upon any exchange pursuant to the preceding sentence, holders of outstanding Shares will be entitled to receive, subject to the second succeeding sentence, $1.00 principal amount of Exchange Debentures for each $1.00 in Liquidation Preference of Exchangeable Preferred Stock held by them. The Exchange Debentures will be issued in registered form, without coupons. Exchange Debentures issued in exchange for Exchangeable Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts less than $1,000 so that each holder of Exchangeable Preferred Stock will receive certificates representing the entire amount of Exchange Debentures to which such holder's shares of Exchangeable Preferred Stock entitle such holder; provided, however,
                                                            --------  -------
that the Corporation may pay cash in lieu of issuing an Exchange Debenture in a principal amount less than $1,000.

          4B.  Notification of Exchange. The Corporation will send a written
               ------------------------
notice of exchange by mail to each holder of record of Shares, not fewer than 30 days nor more than 60 days, before the date fixed for such Exchange. On and after the date of the Exchange, dividends will cease to accrue on the outstanding Shares and all rights of the holders of the Shares (except the right to receive the Exchange Debentures, an amount in cash (or, prior to February 15, 2003, at the option of the Corporation, in Exchange Debentures), in each case, to the extent applicable, equal to the accumulated and unpaid dividends to the exchange date and, if the Corporation so elects, cash in lieu of any Exchange Debenture that is in a principal amount not in an integral multiple of $1,000) will terminate.

     Section 5.  Liquidation.
                 -----------

          5A.  Generally. Upon any liquidation, dissolution or winding up of the
               ---------
Corporation (whether voluntary or involuntary) (a "Liquidation"), the holder of
                                                   -----------
each then outstanding Share shall be entitled to be paid with respect to each Share, before any distribution or payment is made upon any Junior Stock, an amount in cash equal to the Liquidation Preference per Share, plus accumulated and unpaid dividends thereon to the date fixed for Liquidation. After payment of the full amount of the Liquidation Preference and accumulated and unpaid dividends to which they are entitled, the holders of Shares will not be entitled to any further participation in any distribution of assets of the Corporation.

          5B.  Pro Rata Liquidation Preference. If upon any such Liquidation the
               -------------------------------
Corporation's assets to be distributed among the holders of the Shares and any Parity Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 5, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders of the Shares and the holders of Parity Stock in proportion to the aggregate Liquidation Preference (plus all accrued and unpaid dividends) and the liquidation value to which each is entitled.

          5C.  Notice of Liquidation. Not less than 60 days prior to the payment
               ---------------------
date stated therein, the Corporation shall mail written notice of any Liquidation to each record holder of Shares and any Parity Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and share of Parity Stock and each share of Common Stock, voting and non-voting, in connection with such Liquidation.

          5D.  Consolidation, Merger, etc. Neither the sale, conveyance,
               --------------------------
exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the reduction of the capital stock of the Corporation, nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a Liquidation within the meaning of this Section 5.

     Section 6.  Voting Rights.
                 -------------

          6A.  Generally. The holders of Shares, except as otherwise required
               ---------
under Illinois law or as provided for herein, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

          6B.  Voting Rights Triggering Events. If: (a) dividends on the Shares
               -------------------------------
are in arrears and unpaid for six or more dividend periods (whether or not consecutive); (b) the Corporation fails to redeem the Shares on or before February 15, 2010, or fails to otherwise discharge any redemption obligation with respect to the Exchangeable Preferred Stock; (c) a breach or violation of any of the provisions described under Section 7 or 11 hereof occurs and the breach or violation continues for a period of 30 days or more after the Corporation receives notice thereof specifying the default from the holders of at least 25% of the Shares then outstanding or (d) the Corporation fails to pay at final maturity (giving effect to any applicable grace period) the principal amount of any Indebtedness of the Corporation or any subsidiary or the final maturity of any such Indebtedness is accelerated because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million and such nonpayment continues, or such acceleration is not rescinded, within 10 days (the events described in (a) through (d) being hereinafter referred to as "Voting Rights
                                                               -------------
Triggering Events"), then the holders of the outstanding Shares, voting together
-----------------
as a single class, will be entitled to elect to serve on the Board of Directors the lesser of: (i) two additional members to the Board of Directors or (ii) that number of directors constituting 25% of the members of the Board of Directors, and the number of members of the Board of Directors will be immediately or automatically increased by such number.

          6C.  Term of Voting Rights. The voting rights contained in Section 6B
               ---------------------
above will continue until such time as, in the case of a dividend default, all dividends in arrears on the Shares are paid in full in cash (or, if on or prior to February 15, 2003, in Shares) and, in all other cases, any failure, breach or default giving rise to such voting rights is remedied or waived by the holders of a majority of the Shares then outstanding, at which time the term of any directors elected pursuant to the provisions of Section 6B (subject to the rights of holders of any other preferred stock to elect such directors) shall terminate.

          6D.  Unlimited Voting Rights. The Corporation shall not: (a)
               -----------------------
authorize, create or increase the authorized amount of any class of Senior Stock or any Parity Stock without the affirmative vote or consent of the holders of a majority of the Shares then outstanding, voting or consenting, as the case may be, as one class (the "Shares Majority") (b) authorize the issuance of any
                       ---------------
additional Shares or amend these Articles of Incorporation, including the covenants described under Section 11, so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of the Shares without the affirmative vote or consent of the Shares Majority .

          6E.  No Vote Required. Except as set forth in this Section 6, (a) the
               ----------------
creation, authorization or issuance of any shares of Junior Stock or (b) the increase or decrease in the amount of authorized Capital Stock of any class, including Preferred Stock, shall not require the consent of the holders of Shares and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of Shares.

     Section 7.  Change of Control.
                 -----------------

          7A.  Generally. After the occurrence of a Change in Control, as
               ---------
defined below, as provided in Section 7C, the Corporation shall offer to repurchase the Shares at a purchase price in cash equal to 101% of the Liquidation Preference thereof, plus accumulated and unpaid dividends, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive dividends due on the relevant Dividend Payment
Date).

          7B.  "Change of Control". A Change of Control will be deemed to have
               -------------------
occurred upon the occurrence of any of the following events (each a "Change of
                                                                     ---------
Control"):
-------

               (a) Prior to the earlier to occur of (i) the first public offering of the common stock of Parent or (ii) the first public offering of Common Stock, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Corporation, whether as a result of the issuance of securities of the Parent or the Corporation, any merger, consolidation, liquidation or dissolution of the Parent or the Corporation, any direct or indirect transfer of securities by the Parent or otherwise (for purposes of this clause (a) and clause (b) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation")
                                                         --------- -----------
held by any other corporation (the "parent corporation" so long as the Permitted
                                    ------------------
Holders beneficially own, directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

               (b) Any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above, except that for purposes of this clause (b) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Corporation; provided, however, that the Permitted Holders
                          --------  -------
beneficially own (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Corporation than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (b), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such person is the beneficial owner (as defined in this clause (b)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause (a) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

               (c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of 66 2/3% of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

               (d) the merger or consolidation of the Corporation with or into another Person or the merger of another Person with or into the Corporation, or the sale of all or substantially all the assets of the Corporation to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Corporation that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Corporation are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person.

          7C.  Notice of Change of Control. (a) Within 30 days after any Change
               ---------------------------
of Control, the Corporation shall mail notice to each Holder (the "Change of
                                                                   ---------
Control Offer") stating: (i) that a Change of Control has occurred and that such
-------------
Holder has the right to require the Corporation to purchase such Holder's Shares at the purchase price set forth in this Section 7; (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) and (iv) the instructions determined by the Corporation, consistent with this Section 7, that a Holder must follow in order to have its Shares purchased.

               (b) Holders electing to have a Share purchased will be required to surrender the Share, with an appropriate form duly completed, to the Corporation at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Transfer Agent or the Corporation receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of Shares the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Shares purchased.

               (c) On the purchase date, all Shares purchased by the Corporation under this Section shall be delivered by the Transfer Agent for cancellation, and the Corporation shall pay the purchase price to the Holders entitled thereto. Upon surrender of a Share certificate which represents Shares that are repurchased under this Section in part, the Corporation shall execute and the Transfer Agent shall authenticate for the Holder thereof (at the Corporation's expense) a new certificate representing the unpurchased Shares.

               (d) Notwithstanding the foregoing provisions of this Section, the Corporation will not be required to make a Change of Control Offer after a Change of Control if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Corporation and purchases all Shares validly tendered and not withdrawn under such Change of Control Offer.

          7D.  Prohibitions Against Purchasing.
               -------------------------------

               (a) If the Corporation is prohibited by applicable law or by the terms of Indebtedness of the Corporation from making the offer described in this
Section 7 or from purchasing Shares pursuant to such offer, then, within 60 days after the occurrence of the Change of Control, holders of a majority of the Shares may designate an Independent Financial Advisor to determine, within 20 days after such designation, in the opinion of such firm, the appropriate dividend rate (the "reset rate") that the Shares should bear so that, after the
                    ----------
dividend rate on the Shares is reset to such reset rate, the Shares would have a market value of 101% of the Liquidation Preference; provided, however, that no
                                                    --------  -------
such reset shall be required to be made if such Independent Financial Advisor determines that the Shares, after giving effect to the Change of Control, have a market value of 101% of the Liquidation Preference or greater.

               (b) Upon the determination of the reset rate, the Shares shall accrue and accumulate dividends at the reset rate from and after the date of occurrence of the Change of Control; provided, however, that the reset rate
                            -------  --------
shall in no event be less than 13-3/4% per annum or greater than 15% per annum. The Corporation shall bear the reasonable fees and expenses, including reasonable fees and expenses of legal counsel, if any, and customary indemnification, of the above-referenced Independent Financial Advisor.

          7E.  Compliance. The Corporation shall comply, to the extent
               ----------
applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of the Shares pursuant to this Section 7. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 7, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 7 by virtue thereof.

     Section 8.  Rank.  The Exchangeable Preferred Stock will, with respect to
                 ----
dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to Junior Stock (including the Class A Preferred Stock and the Class B Preferred Stock); (ii) on a parity with Parity Stock; and (iii) junior to Senior Stock. While any Shares are outstanding, the Corporation may not authorize, create or increase the authorized amount of any class or series of stock that ranks senior to or on parity with the Exchangeable Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of a majority of the outstanding shares of Exchangeable Preferred Stock. However, without the consent of any holder of Exchangeable Preferred Stock, the Corporation may create additional classes of stock, increase the authorized number of shares of preferred stock or issue series of a stock that ranks junior to the Exchangeable Preferred Stock with respect in each case to the payment of dividends and amounts upon liquidation, dissolution and winding up. All claims of the holders of the Exchangeable Preferred Stock, including claims with respect to dividend payments, redemption payments, mandatory repurchase payments or rights upon liquidation, winding-up or dissolution, shall rank junior to the claims of creditors (including trade creditors) and preferred stockholders (if any) of the subsidiaries of the Corporation.

     Section 9.  Replacement.
                 -----------

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation or the Transfer Agent (as the case may be) shall (at the Corporation's expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Shares represented by such new certificate from the date to which dividends have been fully paid on the Shares represented by such lost, stolen, destroyed or mutilated certificate.

     Section 10.  Notices.
                  -------

     Any notice or communication shall be in writing and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows: if to the Corporation, to 21st Century Telecom Group, Inc., 350 North Orleans, Suite 600, Chicago, IL 60654, attention of Chief Financial Officer (or by telecopy to the same at: (312) 470-2111), with a copy to Piper & Marbury L.L.P., 1200 Nineteenth Street, N.W., Washington, D.C. 20036-2430, attention of Edwin M. Martin, Jr. (or by telecopy to the same at:
(202) 223-2085).

     All notices and other communications in accordance with the provisions herein shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed

(properly addressed) to a Person as provided in this Section 10 or in accordance with the latest unrevoked direction from such Person given in accordance with this Section 10.

     Any notice or communication mailed to a Holder shall be mailed to the Securityholder at such Holder's address as it appears in the stock records of the Corporation and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 11.  Certain Restrictions.
                  --------------------

     Until such time that no Shares remain issued and outstanding, the Corporation hereby covenants:

          11A. Limitation on Indebtedness.
               --------------------------

               (a) The Corporation shall not Incur, and shall not permit any of its Restricted Subsidiaries to Incur, directly or indirectly, any Indebtedness, except that the Corporation may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Leverage Ratio would be less than 6.0 to 1.0, for Indebtedness Incurred prior to or on December 31, 1999, and less than 5.0 to 1.0 for Indebtedness Incurred thereafter.

               (b) Notwithstanding Section 11A(a), the Corporation and (except as specified below) any Restricted Subsidiary may Incur any or all of the following Indebtedness:

                   (i) Indebtedness Incurred pursuant to the Credit Agreement; provided, however, that the aggregate amount of such Indebtedness, when taken
--------  -------
together with all other Indebtedness Incurred pursuant to this clause (i) and then outstanding, does not exceed the remainder of (x) $50 million minus (y) the sum of all principal payments with respect to the permanent retirement of such Indebtedness pursuant to Section 11D; (a)(ii)(A)

                   (ii) Indebtedness owed to and held by the Corporation or a Restricted Subsidiary; provided, however, that any subsequent issuance or
                       --------  -------
transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Corporation or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

                   (iii) the Notes to be issued on the Issue Date and any Exchange Notes issued in exchange therefor pursuant to the Registration Rights Agreement, in each case including the accretion of original issue discount thereon;

                   (iv) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (i), (ii) or (iii) of this Section 11A(b));

                   (v) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 11A(a) or pursuant to clause (iii) or (iv) of this
Section 11A(b), this clause (v) or clauses (vii), (viii) or (xi) of this Section 11A(b); provided, however, that to the extent such Refinancing Indebtedness
        --------  -------
directly or indirectly Refinances Indebtedness of a Restricted Subsidiary described in clause (xi), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

                   (vi) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Corporation or any Restricted Subsidiary pursuant to Section 11A(a) or this
Section 11(A)(b);

                   (vii) Indebtedness, including Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Corporation, Incurred to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration) to acquire equipment, inventory or network assets, including real estate (including acquisitions by way of capital lease and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or networks assets so acquired), by the Corporation or a Restricted Subsidiary after the Issue Date for use in a Related Business;

                   (viii) Indebtedness of the Corporation in an amount which, when taken together with the amount of Indebtedness Incurred pursuant to this clause (viii) and then outstanding, does not exceed two times the Net Cash Proceeds received by the Corporation after the Issue Date as a capital contribution from, or from the issuance and sale of its Capital Stock (other than Disqualified Stock) to, a Person that is not a Subsidiary of the Corporation, to the extent such Net Cash Proceeds have not been used pursuant to
Section 11B(a)(C)(ii) or Section 11B(b)(i) to make a Restricted Payment; provided, however, that such Indebtedness does not mature prior to the Stated
--------  -------
Maturity of the Shares and has an Average Life longer than the Average Life of the Shares;

                   (ix) Indebtedness in respect of performance, surety or appeal bonds or similar obligations, in each case Incurred in the ordinary course of business of the Corporation and its Restricted Subsidiaries and Indebtedness due and owing to governmental entities in connection with any licenses and franchises issued by a governmental entity and necessary or desirable to conduct a Related Business;

                    (x)   Guarantees of the Notes issued by any Restricted
Subsidiary:

                    (xi) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Corporation (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Corporation); provided, however, that
                                                         --------  -------
on the date of such acquisition and after giving effect thereto, the Corporation would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 11A(a); and

                    (xii) Indebtedness Incurred in an aggregate amount which, when taken together with the aggregate amount of all other Indebtedness of the Corporation and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (i) through (xi) of this Section 11A(b) or by Section 11A(a) does not exceed the greater of (A) $10 million and (B) an amount equal to 5% of the Corporation's Consolidated Net Tangible Assets as of such date.

               (c) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Corporation, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness describe above.

               (d) For the purposes of determining the amount of Indebtedness outstanding at any time, Guarantees with respect to Indebtedness otherwise included in the determination of such amount shall not be included.

          11B. Limitation on Restricted Payments.
               ---------------------------------

               (a) The Corporation shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation involving the Corporation) on or in respect of, in the case of the Corporation, any Junior Stock or, in the case of any Restricted Subsidiary, any Capital Stock, in each case held by Persons other than the Corporation or any Restricted Subsidiary or similar payment to the direct or indirect holders (other than the Corporation or a Restricted Subsidiary) of any such Stock (other than dividends or distributions payable solely in Junior Stock

(other than Disqualified Stock) and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) purchase, redeem or otherwise acquire or retire for value any Junior Stock of the Corporation or any Capital Stock of any direct or indirect parent of the Corporation or (iii) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, other acquisition, retirement or investment being herein referred to as a "Restricted Payment") if at the time
                                          ------------------
the Corporation or such Restricted Subsidiary makes such Restricted Payment: (A) any accrued and payable dividends (including dividends for the then current dividend period) with respect to the Shares or any Parity Stock have not been paid in full and funds for such payment have not been set apart (or, if on or prior to February 15, 2003, Shares have not been issued in payment of such dividends and are not held by the Transfer Agent); (B) the Corporation is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 11A(a) or
(C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount of any Restricted Payments, if other than in cash, to be determined in good faith by the Board of Directors and to be evidenced by a resolution of such Board set forth in an Officer's Certificate delivered to the transfer agent) since the Issue Date would exceed the sum of, without duplication:

               (i) the remainder of (x) cumulative EBITDA during the period (taken as a single accounting period) beginning on the first day of the fiscal quarter of the Corporation beginning after the Issue Date and ending on the last day of the most recent fiscal quarter for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination minus (y) the product of 1.5 times cumulative Consolidated Interest Expense during such period;

               (ii) the aggregate Net Cash Proceeds received by the Corporation from the issuance or sale of its Junior Stock (in each case other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Corporation and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Corporation or any its Subsidiaries for the benefit of their employees);

               (iii) the amount by which Indebtedness of the Corporation is reduced on the Corporation's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Corporation) subsequent to the Issue Date of any Indebtedness of the Corporation convertible or exchangeable for Junior Stock (in each case other than Disqualified Stock) of the Corporation (less the amount of any cash, or the fair value of any other property, distributed by the Corporation upon such conversion or exchange); and

               (iv) an amount equal to the sum of (A) the net reduction in Investments in Unrestricted Subsidiaries resulting from payments of interest, dividends, repayments of loans or advances or other transfers of assets, in each case to the Corporation or any Restricted Subsidiary from Unrestricted Subsidiaries, and (B) the portion (proportionate to the Corporation's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not
                       --------  -------
exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Corporation or any Restricted Subsidiary in such Unrestricted Subsidiary.

          (b)  The provisions of the foregoing paragraph (a) shall not prohibit:

               (i) any acquisition of Junior Stock made out of the proceeds of the substantially concurrent sale of, or any acquisition of any Junior Stock of the Corporation made by exchange for, other Junior Stock of the Corporation (in each case other than Disqualified Stock and other than Junior Stock issued or sold to a Subsidiary of the Corporation or any employee stock ownership plan or to a trust established by the Corporation or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such acquisition of
                             --------  -------
Junior Stock shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 11B(a)(C) and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 11B(a)(C)(ii);

               (ii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 11B; provided, however, that at the time of payment of such
                  --------  -------
dividend, all accumulated dividends on the Shares have been paid in full and no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the
-------- -------  -------
calculation of the amount of Restricted Payments;

               (iii) the purchase, redemption, retirement, repurchase of
other acquisition of shares of, or options to purchase shares of, Junior Stock (other than Disqualified Stock) of the Corporation or Capital Stock (other than Preferred Stock) of any of its Subsidiaries from employees, former employees, directors or former directors of the Corporation or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors including their estates or beneficiaries under their estates), (A) upon their death, disability, retirement or termination of employment or (B) otherwise pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals received such Capital Stock; provided, however, that the
                                              --------  -------
aggregate amount of consideration paid for such purchases,
redemptions, retirements, repurchases and other acquisitions made pursuant to this clause (iv) shall not exceed $500,000 in any calendar year; provided
                                                                 --------
further, however, that such purchases, redemptions, retirements, repurchases and
-------  -------
other acquisitions pursuant to this clause shall be excluded in the calculation of the amount of Restricted Payments pursuant to Section 11(B)(a)(C);

               (iv) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Junior Stock of the Corporation or Capital Stock of any of its Restricted Subsidiaries to the extent necessary, as determined in good faith by a majority of the disinterested members of the Board of Directors, to prevent the loss or to secure the renewal or reinstatement of any license or franchise held by the Corporation or any Restricted Subsidiary from any governmental entity; provided, however, that such purchase or
                              --------  -------
redemption shall be included in the calculation of the amount of Restricted Payments pursuant to Section 11B(a)(C); or

               (v) any purchase or redemption of Junior Stock following a Change of Control pursuant to an obligation in the instruments governing such Junior Stock to purchase or redeem such Junior Stock as a result of such Change of Control; provided, however, that no such purchase or redemption shall be
            --------  -------
permitted until the Corporation has completely discharged its obligations upon a Change of Control (including the purchase of all Shares tendered for purchase by holders) arising as a result of such Change of Control; provided further,
                                                        -------- -------
however, that such purchase or redemption shall be included in the calculation of the amount of Restricted Payments pursuant to Section 11B(a)(C).

          11C. Limitation on Restrictions on Distributions from Restricted
               -----------------------------------------------------------
Subsidiaries. The Corporation shall not, and shall not permit any Restricted
------------
Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Corporation or a Restricted Subsidiary, (b) pay any Indebtedness owed to the Corporation, (c) make any loans or advances to the Corporation or
(d) transfer any of its property or assets to the Corporation, except:

               (i) any encumbrance or restriction pursuant to the Notes Indenture, these Articles or any other agreement in effect at or entered into on the Issue Date;

               (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Corporation (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted

Subsidiary became a Restricted Subsidiary or was acquired by the Corporation) and outstanding on such date;

          (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement or instrument referred to in clause (i) or (ii) of this Section 11C or this clause
(iii) or contained in any amendment to an agreement or instrument referred to in clause (i) or (ii) of this Section 11C or this clause (iii); provided, however,
                                                             --------  -------
that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the holders of Shares than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

          (iv) any such encumbrance or restriction consisting of customary non-assignment or anti-alienation provisions in (A) leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder or subletting and (B) licenses or franchises to the extent such provisions restrict the transfer of the license or franchise;

          (v) in the case of clause (d) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreement or mortgages;

          (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

          (vii) any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was Incurred if the Board of Directors determines in good faith that any such encumbrance or restriction will not materially affect the Corporation's ability to pay the mandatory redemption price and dividends on the Shares when due and such encumbrance or restriction by its terms expressly permits such Restricted Subsidiary, (A) in the absence of a payment default in respect of such Indebtedness or other agreement, to make cash payments to the Corporation (in any form) sufficient to pay when due all amounts of the mandatory redemption price and dividends on the Shares and (B) following the occurrence and during the continuance of a payment default in respect of such Indebtedness or other agreement, to resume making cash payments to the Corporation (in any form) sufficient to pay when due all amounts of the mandatory redemption price and dividends on the Shares upon the earlier of the cure of such payment default and the lapse of 179 consecutive days following the date when such encumbrance or restriction became operative to prohibit or limit such Restricted Subsidiary from making such payments to the Corporation; provided, however, that no Restricted
                                  --------  -------
Subsidiary shall be affected by the operation of such encumbrances or restrictions following the occurrence of a payment default on more than one occasion in any consecutive 360-day period.

          11D. Limitation on Sales of Assets and Subsidiary Stock.
               --------------------------------------------------

               (a) The Corporation shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Corporation or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by the Corporation or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Corporation (or such Restricted Subsidiary, as the case may be)

                    (A) first, to the extent the Corporation elects in its sole discretion (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Indebtedness (other than any Disqualified Stock) of the Corporation or a Restricted Subsidiary (in each case other than Indebtedness owed to the Corporation or an Affiliate of the Corporation) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                    (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Corporation elects in its sole discretion, to acquire Additional Assets within one year after the receipt of such Net Available Cash;

                    (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Shares (and to holders of Parity Stock designated by the Corporation) to purchase Shares (and such Parity Stock) pursuant to and subject to the conditions contained in Section 11D(c); and

                    (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for the general corporate and working capital purposes of the Corporation and its Restricted Subsidiaries; provided, however, that in connection with any
                             --------  -------
prepayment, repayment or purchase of Indebtedness pursuant to clause (A) above, the Corporation or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this Section 11D(a), the Corporation and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 11D(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions occurring after the Issue Date which are not applied in accordance with this Section 11D(a) exceeds $5 million. Pending application of Net Available Cash pursuant to this Section 11D, such Net Available Cash shall be invested in Permitted Investments.

     For the purposes of this Section 11D, the following are deemed to be cash or cash equivalents; (x) the assumption of Indebtedness of the Corporation or any Restricted Subsidiary and the release of the Corporation or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) securities received by the Corporation or any Restricted Subsidiary from the transferee that are promptly converted by the Corporation or such Restricted Subsidiary into cash; and (z) Temporary Cash Investments.

          (b) In the event of an Asset Disposition that requires the purchase of Shares (and Parity Stock) pursuant to Section 11D(a)(ii)(C) above, the Corporation will be required to purchase Shares tendered pursuant to an offer by the Corporation for the Shares (and Parity Stock) (the "Offer") at a purchase
                                                        -----
price of 100% of their Liquidation Preference plus accrued but unpaid dividends, if any, to the date of purchase (or, in respect of such Parity Stock, such lesser price, if any, as may be provided for by the terms of such Parity Stock) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 11D(c). If the aggregate purchase price of the Shares (and any Parity Stock) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Corporation will be required to apply the remaining Net Available Cash in accordance with
Section 11D(a)(ii)(D) above. The Corporation shall not be required to make such an offer to purchase Shares (and Parity Stock) pursuant to Section 11D if the Net Available Cash available therefor is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required by this Section 11D).

          (c) (1) Promptly, and in any event within 10 days after the Corporation becomes obligated to make an Offer, the Corporation shall be obligated to deliver to the Transfer Agent and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Shares purchased by the Corporation either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed), at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase
                                                                       --------
Date") and shall contain such information concerning the business of the
----
Corporation which the Corporation in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Corporation, the most recent subsequently filed Quarterly

Report on Form 10-Q and any Current Report on Form 8-K of the Corporation filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Corporation's business subsequent to the date of the latest of such Reports, and
(iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Shares pursuant to the Offer, together with the information contained in clause (3).

          (2) Not later than the date upon which written notice of an Offer is delivered to the Transfer Agent as provided below, the Corporation shall deliver to the Transfer Agent an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the
      ------------
Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 11D(a). On such date, the Corporation shall also irrevocably deposit with the Transfer Agent or with a paying agent (or, if the Corporation is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"),
                                                                ------------
the Corporation shall deliver to the Transfer Agent for cancellation the Shares or portions thereof which have been properly tendered to and are to be accepted by the Corporation. The Transfer Agent shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.
In the event that the aggregate purchase price of the Shares delivered by the Corporation to the Transfer Agent is less than the Offer Amount, the Transfer Agent shall deliver the excess to the Corporation immediately after the expiration of the Offer Period for application in accordance with this Section.

          (3) Holders electing to have a Share purchased shall be required to surrender the Share, with an appropriate form duly completed, to the Corporation at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Transfer Agent or the Corporation receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the number of the Shares which were delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Shares purchased. If at the expiration of the Offer Period the aggregate number of Shares surrendered by holders thereof exceeds the Offer Amount, the Corporation shall select the Shares to be purchased on a pro rata basis. Holders whose Shares are purchased only in part shall be issued new certificates representing the unpurchased Shares.

          (4) At the time the Corporation delivers Shares to the Transfer Agent which are to be accepted for purchase, the Corporation shall also deliver an Officers' Certificate stating that such Shares are to be accepted by the Corporation pursuant to and in accordance with the terms of this Section. A Share shall be deemed to have been accepted for purchase at the time the Transfer Agent, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

               (d) The Corporation shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of the Shares pursuant to this Section 11D. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 11D, the Corporation shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 11D by virtue thereof.

          11E. Limitation on Affiliate Transactions.
               ------------------------------------

               (a) The Corporation shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, license, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Corporation) (an "Affiliate Transaction") unless the terms
                                   ---------------------
thereof (i) are no less favorable to the Corporation or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction involves an amount in excess of $1.0 million, (A) are set forth in writing and (B) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and
(iii) if such Affiliate Transaction involves an amount in excess of $5.0 million, have been determined by a nationally recognized investment banking firm or other qualified appraiser under the relevant circumstances to be fair, from a financial standpoint, to the Corporation and its Restricted Subsidiaries.

               (b) The provisions of Section 11E(a) shall not prohibit (i) any Permitted Investment or any Restricted Payment permitted to be paid pursuant to the provisions of Section 11B, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Corporation pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Corporation or its Restricted Subsidiaries, but in any event not to exceed $500,000 in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Corporation and its Restricted Subsidiaries who are not employees of the Corporation or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Corporation and a Restricted Subsidiary or between Restricted Subsidiaries; provided, however, that no beneficial owner (as defined
                         --------  -------
in Rule

13d-1 and 13d-5 of the Exchange Act) of 5% or more of the Capital Stock of the Corporation holds, directly or indirectly, any Investments in any such Restricted Subsidiary (other than indirectly through the Corporation), (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Corporation and (viii) any transaction pursuant to an agreement or arrangement in effect on the Issue Date.

          11F. Limitation on the Sale or Issuance of Capital Stock of Certain
               --------------------------------------------------------------
Restricted Subsidiaries. The Corporation shall not sell or otherwise dispose of
-----------------------
any Capital Stock (other than Qualified Preferred Stock) of an Existing Restricted Subsidiary, and shall not permit any Existing Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock (other than Qualified Preferred Stock), except (a) to the Corporation or a Wholly Owned Subsidiary, (b) if, immediately after giving effect to such issuance, sale or other disposition, neither the Corporation nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary, (c) if, immediately after giving effect to such issuance, sale or other disposition, such Existing Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the provisions of Section 11B hereof if made on the date of such issuance, sale or other disposition, (d) to directors of directors' qualifying shares of common stock of any Restricted Subsidiary, to the extent mandated by applicable law or (e) the issuance or sale of Capital Stock of a Restricted Subsidiary that has a class of equity security registered under Section 12 of the Exchange Act pursuant to an employee stock option plan approved by the Board of Directors.

          11G. Limitation on Market Swaps. The Corporation will not, and will
               --------------------------
not permit any Restricted Subsidiary to, engage in any Market Swaps, unless:

               (a) at the time of entering into the agreement to swap markets and immediately after giving effect to the proposed Market Swap, no Default shall have occurred and be continuing;

               (b) the respective fair market values of the markets and other assets (to be determined in good faith by the Board of Directors and to be evidenced by a resolution of such Board set forth in an Officer's Certificate delivered to the Transfer Agent) being purchased and sold by the Corporation or any of its Restricted Subsidiaries are substantially the same at the time of entering into the agreement to swap markets; and

               (c) the cash payments, if any, received by the Corporation or such Restricted Subsidiary in connection with such Market Swap are treated as Net Available Cash received from an Asset Disposition.

          11H. Limitation on Lines of Business. The Corporation shall not, and
               -------------------------------
shall not permit any Restricted Subsidiary to, engage in any trade or business other than a Related Business.

          11I. Merger and Consolidation. The Corporation shall not consolidate
               ------------------------
with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

               (a) the resulting, surviving or transferee Person (the "Successor
                                                                       ---------
Person") shall be a Person organized and existing under the laws of the United
------
States of America, any State thereof or the District of Columbia and the Successor Person (if not the Corporation) shall expressly assume all the obligations of the Corporation under the Shares and these Articles;

               (b) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Person or any Subsidiary as a result of such transaction as having been Incurred by such Successor Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing,

               (c) immediately after giving affect to such transaction, the Successor Person would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 11A(a);

               (d) immediately after giving effect to such transaction, the Successor Person shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Corporation immediately prior to such transaction;

               (e) the Corporation shall have delivered to the Transfer Agent an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer comply with these Articles; and

               (f) the Corporation shall have delivered to the Transfer Agent an Opinion of Counsel to the effect that the holders of the Shares will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

     The Successor Person shall be the successor to the Corporation and shall succeed to, and be substituted for, and may exercise ever right and power of, the Corporation under these Articles, but the predecessor Corporation in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the liquidation preference of, the mandatory redemption price of and dividends on the Shares.

          11J. SEC Reports. Notwithstanding that the Corporation may not be
               -----------
subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Corporation shall file with the SEC and provide the holders of the Shares with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections if it were subject thereto (unless the SEC will not accept such a filing, in which case the Corporation shall provide such documents to the Transfer Agent). In addition, for so long as any of the Shares are outstanding, the Corporation will make available to any prospective purchaser of the Shares or beneficial owner thereof (upon written request to the Corporation) in connection with any sales thereof the information required by Rule144A(d) (4) under the Securities Act.

     Section 12.  Certificates.
                  ------------

          12A. Form and Dating.  The Exchangeable Preferred Stock and the
               ---------------
Transfer Agent's certificate of authentication shall be substantially in the form of Exhibit 1, which is hereby incorporated in and expressly made a part of these Articles of Incorporation. The Exchangeable Preferred Stock certificate may have notations, legends, or endorsements required by law, stock exchange rule, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation). Each Exchangeable Preferred Stock certificate shall be dated the date of its authentication. The terms of the Exchangeable Preferred Stock certificate set forth in Exhibit 1 are part of the terms of these Articles of Incorporation.

               (i)  Global Exchangeable Preferred Stock.  Exchangeable
                    -----------------------------------
Preferred Stock shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit A hereto (each, a "Global Security"), which shall be deposited
                                    ---------------
on behalf of the purchasers of the Exchangeable Preferred Stock represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Corporation and authenticated by the Transfer Agent as hereinafter provided. The aggregate number of shares of Exchangeable Preferred Stock represented by the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and the Depository or its nominee as hereinafter provided.

               (ii)  Book-Entry Provisions.  This Section 12A(ii) shall apply
                     ---------------------
only to a Global Security deposited with or on behalf of the Depository. The Corporation shall execute and the Transfer Agent shall, in accordance with this
Section 12A(ii), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Transfer Agent to such Depository or pursuant to such Depository's instructions or held by the Transfer Agent as Securities Custodian.

               Members of, or participants in, the Depository ("Agent Members")
                                                                -------------
shall have no rights under these Articles of Incorporation with respect to any Global Security held on their behalf by the Depository or by the Transfer Agent as the Securities Custodian or under such Global Security. The Depository may be treated by the Corporation, the Transfer Agent and any agent of the Corporation or the Transfer Agent as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Transfer Agent or any agent of the Corporation or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

               (iii) Definitive Exchangeable Preferred Stock.  Except as
                     ---------------------------------------
otherwise provided by applicable law or as provided in Section 12C or Section 12D, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of shares of Exchangeable Preferred Stock in certificated form ("Certificated Exchangeable Preferred Stock").
                    -----------------------------------------

          12B. Authentication.  The Transfer Agent shall authenticate and
               --------------
deliver: (i) 50,000 shares of Initial Exchangeable Preferred Stock for original issue and (ii) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange pursuant to the Registration Rights Agreement, upon a written order of the Corporation signed by two Officers of the Corporation. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Exchangeable Preferred Stock, Exchange Securities or Private Exchange Securities.

          12C. Transfer and Exchange.
               ---------------------

               (i) Transfer and Exchange of Global Securities. (a) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with these Articles of Incorporation (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository,s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

               (b) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Transfer Agent shall reflect on its books and records the date and an increase in the number of shares represented by the Global Security to which such interest is being transferred in an amount equal to the number of shares to be so transferred, and the Transfer Agent shall reflect on its books and records the date and a corresponding decrease in the number of shares represented by Global Security from which such interest is being transferred.

               (c) Notwithstanding any other provisions of this Section 12 (other than the provisions set forth in Section 12D), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               (d) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 12D prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 12C (including the certification requirements set forth on the reverse of the Initial Exchangeable Preferred Stock intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Corporation.

               (ii) Legend.  (a) Except as permitted by the following paragraphs
                    ------
(b), (c), (d) and (e), each certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

               "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1993 (THE "SECURITIES ACT"),

               AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

               THE HOLDER OF THIS SECURITY AGREES FOR THE
               BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY INTO WHICH SUCH SECURITY IS EXCHANGEABLE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (v) TO THE COMPANY, IN EACH OF CASES
               (i) THROUGH (iv) IN ACCORDANCE WITH ANY
               APPLICABLE SECURITIES LAWS OF ANY STATE OF
               THE UNITED STATES OR ANY OTHER APPLICABLE
               JURISDICTION, AND (B) THE HOLDER WILL, AND
               EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                    (b) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Transfer Agent that its request for such exchange was made in reliance on rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

               (c) After a transfer of any Exchangeable Preferred Stock during the period of the effectiveness of a Shelf Registration Statement with respect to such Exchangeable Preferred Stock, all requirements pertaining to legends on such Exchangeable Preferred Stock will cease to apply, the requirements requiring that any such Exchangeable Preferred Stock be issued in global form will cease to apply, and Exchangeable Preferred Stock in certificated or global form without legends will be available to the transferee of the Holder of such Exchangeable Preferred Stock upon exchange of such transferring Holder's certificated Exchangeable Preferred Stock. Upon the occurrence of any of the circumstances described in this paragraph, the Corporation will deliver an Officers' Certificate to the Transfer Agent instructing the Transfer Agent to issue Securities without legends.

               (d) Upon the consummation of a Registered Exchange Offer with respect to the Exchangeable Preferred Stock pursuant to which certain Holders of such Exchangeable Stock are offered Exchange Securities in exchange for their Exchangeable Preferred Stock, all requirements pertaining to such Exchangeable Preferred Stock that Exchangeable Preferred Stock be issued in global form will cease to apply, the certificated Exchangeable Preferred Stock with the restricted securities legend set forth in Exhibit A hereto will be available to Holders of such Exchangeable Preferred Stock that do not exchange their Exchangeable Preferred Stock, and Exchange Securities in certificated or global form will be available to Holders that exchange such Exchangeable Preferred Stock in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Corporation will deliver an Officers' Certificate to the Transfer Agent instructing the Transfer Agent to issue Securities without legends.

               (e) Upon the consummation of a Private Exchange with respect to the Exchangeable Preferred Stock pursuant to which Holders of such Exchangeable Preferred Stock are offered Private Exchange Securities in exchange for their Exchangeable Preferred Stock, all requirements pertaining to such Exchangeable Preferred Stock that Exchangeable Preferred Stock issued to certain Holders be issued in global form will continue to apply, and Private Exchange Securities in global form with the restricted Securities Legend will be available to Holders that exchange such Exchangeable Preferred Stock in such Private Exchange.

               (f) Upon a sale or transfer of any Exchangeable Preferred Stock acquired pursuant to Regulation S, all requirements pertaining to legends on such Exchangeable Preferred Stock will cease to apply, the requirements requiring any such exchangeable Preferred Stock be issued in global form will cease to apply, and Exchangeable Preferred Stock in certificated or global form without the restricted security legend will be available to the transferee of the Holder of such Exchangeable Preferred Stock.

               (iii) Cancellation or Adjustment of Global Security. At such time
                     ---------------------------------------------
as all beneficial interests in a Global Security have either been exchanged for certificated or certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Transfer Agent for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the number of shares of Exchangeable Preferred Stock represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Transfer Agent or the Securities Custodian, to reflect such reduction.

               (iv)  Obligations with Respect to Transfers and Exchanges of
                     ------------------------------------------------------
Securities.  (a)  To permit registrations of transfers and exchanges, the
----------
Corporation shall execute and the Transfer Agent shall authenticate certificated Securities, Definitive Securities and Global Securities at the Transfer Agent's request.

                    (b) No service charge shall be made for any registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any transfer tax, assessments or similar or other governmental charge payable in connection with any registration of transfer or exchange of Exchangeable Preferred Stock.

                    (c) The Transfer Agent shall not be required to register the transfer of or exchange of any security for a period beginning 15 days before the mailing of a notice of redemption or any offer to repurchase Securities or 15 days before an interest payment date.

                    (d) Prior to the due presentation for registration of transfer of any Security, the Corporation and the Transfer Agent may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Corporation, the Trustee or the Transfer Agent shall be affected by notice to the contrary.

                    (e) All Securities issued upon any transfer or exchange pursuant to the terms of these Articles of Incorporation shall be entitled to the same benefits under these Articles of Incorporation as the Securities surrendered upon such transfer or exchange.

               (v)  No Obligation of the Transfer Agent. (a) The Transfer Agent
                    -----------------------------------
shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

                    (b) The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under these Articles of Incorporation or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of these Articles of Incorporation, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          D.   Certified Securities
               --------------------

               (i) A Global Security deposited with the Depository or with the Transfer Agent as Securities Custodian pursuant to Section 12A shall be transferred to the beneficial owners thereof in the form of certificated Securities in a number of shares of Exchangeable Preferred Stock representing such Global Security, in exchange for such Global Security, only if such transfer complies with Section 12C and (a) the Depository notifies the Corporation that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor Depository is not appointed by the Corporation within 90 days of such notice, or (b) a Voting Rights Triggering Event has occurred and is continuing or (c) the Corporation, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of certificated Securities under these Articles of Incorporation.

               (ii) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 12D shall be surrendered by the Depository to the Transfer Agent, to be so transferred, in whole or from time to time in part, without charge, and the Transfer Agent shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal amount of shares of Exchangeable

Preferred Stock represented by certificated Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this paragraph shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Certificated Exchangeable Preferred Stock delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 12C(ii), bear the restricted securities legend set forth in
Section 12C(ii).

               (iii) Subject to the provisions of Section 12D(ii), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under these Articles of Incorporation or the Securities.

               (iv) In the event of the occurrence of either of the events specified in Section 12D(i) (b) or (c), the Corporation will promptly make available to the Transfer Agent a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

          13A. Definitions.
               -----------

          "Additional Assets" means (a) any property or assets (other than
           -----------------
Indebtedness and Capital Stock) in a Related Business; (b) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Corporation or another Restricted Subsidiary; or (c) Capital Stock constituting a minority interest in any Person that at such time is or becomes a Restricted Subsidiary; provided, however, that any such
                                       --------  -------
Restricted Subsidiary described in clauses (b) or (c) above is primarily engaged in a Related Business.

          "Affiliate" of any specified Person means any other Person, directly
           ---------
or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 11B, 11D and 11E hereof, only, "Affiliate" shall also mean any beneficial owner of Capital stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Corporation or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Annualized EBITDA" as of any date of determination means EBITDA for
           -----------------
the most recent two consecutive fiscal quarters for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination multiplied by two.

          "Area 1 Franchise" means the Corporation's cable television franchise
           ----------------
pursuant to a Franchise Agreement between the Corporation and the City of Chicago in effect on the Issue Date.

          "Asset Disposition" means any sale, lease, transfer or other
           -----------------
disposition (or series of related sales, leases, transfers or dispositions) (that is not for security purposes) by the Corporation or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock (other than Qualified
 -----------
Preferred Stock) of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Corporation or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of the Corporation or any Restricted Subsidiary or (c) any other assets (other than Capital Stock or other Investments in an Unrestricted Subsidiary) of the Corporation or any Restricted Subsidiary outside of the ordinary course of business of the Corporation or such Restricted Subsidiary (other than, in the case of (a), (b) and (c) above, (i) a disposition by a Restricted Subsidiary to the Corporation or by the Corporation or a Restricted Subsidiary to another Restricted Subsidiary, (ii) for purposes of the provisions of Section 11D hereof only, a disposition that (x) constitutes a Permitted Investment or a Restricted Payment permitted by the provisions of
Section 11B hereof, (y) complies with the provisions of Section 11I hereof, or
(z) constitutes a Market Swap permitted by Section 11G and (iii) a disposition of assets with a fair market value of less than $250,000).

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means,
           -----------------
as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect to
           ------------
any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of numbers of years (calculated to the nearest one-twelfth) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of each such principal payment by (b) the sum of all such principal payments.

          "Board of Directors" means the Board of Directors of the Corporation
           ------------------
or any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means any day other than a Saturday, Sunday or day on
           ------------
which banking institutions are not required to be open in the States of New York or Illinois.

          "Capital Lease Obligation" means an obligation that is required to be
           ------------------------
classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests,
           -------------
rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or nonvoting) equity of such Person, including any common stock and Preferred Stock, whether outstanding on the Issue Date or issued after the Issue Date, but excluding any debt securities convertible into such equity.

          "Class A Preferred Stock" means the Class A Convertible 8% Cumulative
           -----------------------
Preferred Stock, with no par value per share, of the Corporation.

          "Class B Preferred Stock" means the Class B Convertible 8% Cumulative
           -----------------------
Preferred Stock, with no par value per share, of the Corporation.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" means, collectively, the Corporation's Common Stock,
           ------------
voting or non-voting, with no par value per share and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "consolidated" means the consolidation of accounts of the Corporation
           ------------
and its Subsidiaries in accordance with GAAP.

          "Consolidated Current Liabilities" as of the date of determination
           --------------------------------
means the aggregate amount of liabilities of the Corporation and its Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (a) all intercompany items between the Corporation and any Restricted Subsidiary and (b) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

          "Consolidated Interest Expense" means, for any period, the total
           -----------------------------
interest expense of the Corporation and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred in such period by the Corporation or its Restricted Subsidiaries, without duplication, (a) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (b) amortization of debt discount and debt issuance cost, (c) capitalized interest, (d) non-cash interest expenses, (e) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (f) net costs associated with Hedging Obligations (including amortization of fees), (g) Preferred Stock dividends in respect of all Preferred Stock of a Restricted Subsidiary held by Persons other than the Corporation or a Restricted Subsidiary or in respect of any Senior Stock, (h) interest incurred in connection with Investments in discontinued operations, (i) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Corporation or any Restricted Subsidiary and (j) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Corporation) in connection with Indebtedness Incurred by such plan or trust; excluding, however, (y) a proportional amount of any of the foregoing items or other interest expense incurred by a Restricted Subsidiary in such period to the extent the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (c) of the definition thereof and (z) any fees or debt issuance costs (and any amortization thereof) payable in connection with the sale of the Notes and Units on the Issue Date.

          "Consolidated Leverage Ratio" as of any date of determination means
           ---------------------------
the ratio of (a) the aggregate amount of Indebtedness of the Corporation and its Restricted Subsidiaries calculated on a consolidated basis as of the end of the most recent fiscal quarter for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination to (b) Annualized EBITDA as of such date of determination; provided, however, that
------------------

          (i) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of Indebtedness outstanding at the end of such fiscal quarter shall be calculated after giving effect on a pro forma basis to the Incurrence of such Indebtedness as if such Indebtedness had been outstanding as of the end of such fiscal quarter and to the discharge of any other Indebtedness to the extent it was outstanding as of the end of such fiscal quarter and is to be repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such Indebtedness had been discharged as of the end of such fiscal quarter,

          (ii) if the Corporation or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of such fiscal quarter or if any Indebtedness that was outstanding as of the end of such fiscal quarter is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio, the aggregate amount of Indebtedness outstanding at the end of such fiscal quarter shall be calculated on a pro forma basis as if such discharge had occurred as of the end of such fiscal quarter and EBITDA shall be calculated as if the Corporation or such Restricted Subsidiary had not earned the interest income, if any, actually earned during the period of the most recent two consecutive fiscal quarters for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination (the "Reference
                                                                 ---------
     Period") in respect of cash or Temporary Cash Investments used to repay,
     ------
     repurchase, defease or otherwise discharge such Indebtedness,

          (iii) if since the beginning of the Reference Period the Corporation or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for the Reference Period,

          (iv) if since the beginning of the Reference Period the Corporation or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period,

          (v) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Corporation or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (iii) or (iv) above if made by the Corporation or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of the Reference Period; and

          (vi) the aggregate amount of Indebtedness outstanding at the end of such most recent fiscal quarter will be deemed to include the total principal amount of funds outstanding or available to be borrowed on the date of determination under any revolving credit or similar facilities of the Corporation or its Restricted Subsidiaries.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Corporation.

          "Consolidated Net Income" means, for any period, the aggregate net
           -----------------------
income of the Corporation and its consolidated Subsidiaries for such period; provided, however, that the following shall not be included in such Consolidated
--------  -------
Net Income:

          (a) any net income (or loss) of any Person (other than the Corporation) if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (d) below, the Corporation's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Corporation or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (c) below);

          (b) any net income (or loss) of any Person acquired by the Corporation or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (c) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Corporation, except that (i) subject to the exclusion contained in clause (d) below, the Corporation's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Corporation or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (ii) the Corporation's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (d) the after-tax gain or loss realized upon the sale or other disposition of any assets of the Corporation, its consolidated Subsidiaries or any other

     Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and the after-tax gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

          (e)  extraordinary gains or losses; and

          (f)  the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the provisions of Section 11B only, there shall be excluded from Consolidated Net Income any payments of interest, dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Corporation or a Restricted Subsidiary to the extent such interest, dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 11B(a)(C)(iv).

          "Consolidated Net Tangible Assets" as of any date of determination,
           --------------------------------
means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a balance sheet of the Corporation and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of: (a) minority interests in consolidated Subsidiaries held by Persons other than the Corporation or a Restricted Subsidiary; (b) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors; (c) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied; (d) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items; (e) treasury stock; (f) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and (g) Investments in and assets of Unrestricted Subsidiaries.

          "Consolidated Net Worth" means, at any date of determination, the
           ----------------------
total of the amounts shown on the balance sheet of the Corporation and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Corporation for which financial statements have been made publicly available but in no event ending more than 135 days prior to the taking of any action for the purpose of which the determination is being made, as (a) the par or stated value of all outstanding Capital Stock of the Corporation plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus less (i) any accumulated deficit and (ii) any amounts attributable to Disqualified Stock.

          "Credit Agreement" means one or more term loans or revolving credit or
           ----------------
working capital facilities (including any letter of credit subfacility) with one or more banks or other institutional lenders in favor of the Corporation or any Restricted Subsidiary.

          "Currency Agreement" means in respect of a Person any foreign exchange
           ------------------
contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

          "Default" means any event which is, or after notice of passage of time
           -------
or both would be a Voting Rights Triggering Event, as set forth in Section 6B hereof.

          "Depository" means the Depository Trust Company, its nominees and
           ----------
their respective successors.

          "Disqualified Stock" means, with respect to any Person, any Capital
           ------------------
Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is convertible or exchangeable for Indebtedness or Disqualified Stock or (c) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Shares; provided, however, that any
                                                  --------  -------
Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Shares shall not constitute Disqualified Stock if (i) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Shares and set forth under Section 11D and (ii) any such requirement only becomes operative after compliance with such terms applicable to the Shares including the purchase of any Shares tendered pursuant thereto.

          "EBITDA" for any period means the sum of Consolidated Net Income, plus
           ------
the following to the extent deducted in calculating such Consolidated Net
Income: (a) Consolidated Interest Expense, (b) all income tax expense of the Corporation and its consolidated Restricted Subsidiaries, (c) depreciation expense of the Corporation and its consolidated Restricted Subsidiaries, (d) amortization expense of the Corporation and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period) and (e) all other non-cash charges of the Corporation and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period, all as determined on a consolidated basis for the Corporation and its Restricted Subsidiaries. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Corporation by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Equity Offering" means either (a) an underwritten primary public
           ---------------
offering of Common Stock of Parent or the Corporation pursuant to an effective registration statement under the Securities Act or (b) a primary offering of Capital Stock (other than Disqualified Stock) of the Corporation to one or more Persons primarily engaged in a Related Business.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Exchange Notes" means the Corporation's 12-1/4% Senior Discount Notes
           --------------
Due 20008 issuable in exchange for the Notes pursuant to the Registration Rights Agreement.

          "Existing Restricted Subsidiary" means any Restricted Subsidiary in
           ------------------------------
existence on the Issue Date and any Restricted Subsidiary formed after the Issue Date which thereafter conducts all or any portion of the Corporation's business pertaining to its Area 1 franchise in Chicago, as in effect on the Issue Date.

          "GAAP" means generally accepted accounting principles in the United
           ----
States of America as in effect as of the Issue Date, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entity as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "Guarantee" means any obligation, contingent or otherwise, of any
           ---------
Person directly or indirectly guaranteeing any Indebtedness of any Person or any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for
--------  -------
collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligations" of any Person means the obligations of such
           -------------------
Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" means a holder of one or more Shares.
           ------

          "Incur" means issue, assume, Guarantee, incur or otherwise become
           -----
liable for; provided, however, that any Indebtedness or Capital Stock of a
            --------  -------
Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of
           ------------
determination (without duplication):

               (a) the principal in respect of (i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds, or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

               (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

               (c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

               (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment of the letter of credit);

               (e) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person (including any Restricted Subsidiary), the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

               (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

               (g) all obligations of the type referred to in clauses (a) through (f) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair value of such property or assets or the amount of the obligation so secured, in each case as of the date of determination; and

               (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          "Independent Financial Advisor" means a United States investment
           -----------------------------
banking firm of national standing in the United States which does not, and whose directors officers and employees or affiliates do not, have a direct or indirect financial interest in the Corporation.

          "Interest Rate Agreement" means in respect of a Person any interest
           -----------------------
rate swap agreement, interest rate cap, floor, collar or forward interest rate agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

          "Investment" in any Person means any direct or indirect advance, loan
           ----------
(other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 11B hereof, (a) "Investment" shall include the portion (proportionate to the
                 ----------
Corporation's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Corporation at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that
                                                     --------  -------
upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Corporation shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (i) the Corporation's "Investment" in such Subsidiary at the time of such redesignation less (ii) the portion (proportionate to the Corporation's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (b) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "Issue Date" means the first date on which any Shares are issued
           ----------
pursuant to these Articles.

          "Junior Stock" means all classes of Capital Stock outstanding on the
           ------------
date of these Articles (including the Class A Preferred Stock, Class B Preferred Stock and the Common Stock) and each other class or series of Capital Stock or Preferred Stock established on or after the Articles by the Board of Directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation.

          "Lien" means any mortgage, pledge, security interest, encumbrance,
           ----
lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Liquidation Preference" means One Thousand Dollars ($1,000.00) per
           ----------------------
Share.

          "Market Assets" means assets used or useful in the ownership or
           -------------
operation of a Related Business, including any and all licenses, franchises and assets related thereto.

          "Market Swap" means the execution of a definitive agreement, subject
           -----------
only to governmental approval and other customary closing conditions, that the Corporation in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Market Assets between the Corporation or any of its Restricted Subsidiaries and another Person or group of Persons; provided that any amendment to or waiver of any closing condition which
         --------
individually or in the aggregate is material to the Market Swap will be deemed to be a new Market Swap; provided, however, that the Market Assets to be sold by
                         --------  -------
the Corporation or its Restricted Subsidiaries in connection with a Market Swap do not include assets used in or necessary for the ownership or operation of the Corporation's business pertaining to its Area 1 Franchise in Chicago; provided
                                                                      --------
further, however,  that the cash and other assets to be received by the
-------  -------
Corporation or its Restricted Subsidiaries which do not constitute Market Assets do not constitute more than 15% of the total consideration to be received by the Corporation or its Restricted Subsidiaries in such Market Swap.

          "Net Available Cash" from an Asset Disposition means cash payments
           ------------------
received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition and (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other such assets disposed in such Asset Disposition and retained by the Corporation or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital
           -----------------
Stock, means the proceeds of such issuance or sale in the form of cash or cash equivalents including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in such form of cash or cash equivalents and the conversion of other property received when converted to such form of cash or cash equivalents, net of any and all issuance costs, including attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Note(s)" means the Corporation's Senior Discount Notes Due 2008
           -------
having an initial principal amount of $150 million, to be issued under the Notes Indenture.

          "Noteholder(s)" means a Person or Persons holding a Note or Notes.
           -------------

          "Notes Indenture" means the Indenture dated as of February 15, 1998
           ---------------
between the Corporation and State Street Bank and Trust Company, as trustee.

          "Officer" means the Chairman of the Board, the President, the Chief
           -------
Financial Officer, any Vice President, the Treasurer or the Secretary of the Corporation.

          "Officers' Certificate" means a certificate signed by two Officers.
           ---------------------

          "Opinion of Counsel" means a written opinion from legal counsel who
           ------------------
may be an employee of or counsel to the Corporation.

          "Parent" means any Person that owns directly or indirectly all the
           ------
Voting Stock of the Corporation.

          "Parity Stock" means any capital stock of the Corporation established
           ------------
on or after the Issue Date by the Board of Directors that expressly ranks on a parity with the Shares as to dividend rights and rights on liquidation, winding-up and dissolution.

          "Permitted Holders" means Purnendu Chatterjee, JK&B Capital, William
           -----------------
Farley, Boston Capital Ventures II L.P., Glenn W. Milligan, Edward T. Joyce and each of their Affiliates.

          "Permitted Investment" means an Investment by the Corporation or any
           --------------------
Restricted Subsidiary in (a) the Corporation, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted
            -------- --------
Subsidiary is a Related Business; (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Corporation or a Restricted Subsidiary; provided, however, that such Person's primary business
                         --------  -------
is a Related Business; (c) Temporary Cash Investments; (d) receivables owing to the Corporation or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such
                       --------  -------
concessionary trade terms as the Corporation or any such Restricted Subsidiary deems reasonable under the circumstances; (e) commissions, payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (f) loans or advances to employees made in the ordinary course of business consistent with past practices of the Corporation or such Related Subsidiary; (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Corporation or any Restricted Subsidiary or in satisfaction of judgments; (h) any Person to the extent such Investment represents either the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 11D or the consideration not constituting Market Assets received in a Market Swap as permitted pursuant to Section 11G; and (i) any Person principally engaged in a Related Business if (i) the Corporation or a Restricted Subsidiary, after giving effect to such Investment, will own at least 20% of the Voting Stock of such Person and (ii) the amount of such Investment, when taken together with the aggregate amount of all Investments made pursuant to this clause (i) and then outstanding, does not exceed $10.0 million.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any Person,
           ---------------
means Capital Stock of any class or classes (however designated, whether voting or nonvoting) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "Private Exchange" means the offer by the Corporation, pursuant to
           ----------------
Section 1 of the Registration Rights Agreement, to issue and deliver to certain purchasers, in exchange for the Exchangeable Preferred Stock held by such purchasers as part of their initial distribution, a like Liquidation Preference of Private Exchange Securities.

          "Private Exchange Securities" means Registrable Exchangeable Preferred
           ---------------------------
Stock of the Corporation identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States) to the Exchangeable Preferred Stock.

          "Public Market" means any time after (a) a Public Offering has been
           -------------
consummated and (b) at least 15% of the total issued and outstanding common stock of Parent or the Corporation has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

          "Public Offering" means an underwritten primary public offering of
           ---------------
common stock of the Corporation or the Parent pursuant to an effective registration statement under the Securities Act.

          "Purchase Agreement" means the Purchase Agreement, dated as of January
           ------------------
31, 1997, as amended, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

          "Qualified Preferred Stock" of a Restricted Subsidiary means a series
           -------------------------
of Preferred Stock of such Restricted Subsidiary which (a) has a fixed liquidation preference that is no greater in the aggregate than the sum of (i) the fair market value (as determined in good faith by the Board of Directors at the time of the issuance of such series of Preferred Stock) of the consideration received by such Restricted Subsidiary for the issuance of such series of Preferred Stock and (ii) accrued and unpaid dividends to the date of liquidation, (b) has a fixed annual dividend and has no right to share in any dividend or other distributions based on the financial or other similar performance of such Restricted Subsidiary and (c) does not entitle the holders thereof to vote in the election of directors, managers or trustees of such Restricted Subsidiary unless such Restricted Subsidiary has failed to pay dividends on such series of Preferred Stock for a period of at least 12 consecutive calendar months.

          "Refinance" means, in respect of any Indebtedness, to refinance,
           ---------
extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any
           ------------------------
Indebtedness of the Corporation or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with Section 11A, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (a) such
                                          --------  -------
Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced; (b) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and (c) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued and unpaid interest, fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided
                                                                       --------
further, however, that Refinancing Indebtedness shall not include (i)
-------  -------
Indebtedness of a Subsidiary that Refinances Indebtedness of the Corporation or
(ii) Indebtedness of the Corporation or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Registered Exchange Offer" means the offer by the Corporation,
           -------------------------
pursuant to the Registration Rights Agreement, to holders of Initial Exchangeable Preferred Stock to issue and deliver to such holders, in exchange for the Initial Exchangeable Preferred Stock, a like number of Registrable Exchangeable Preferred Stock registered under the Securities Act.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement dated as of February 2, 1998, between the Corporation and Credit Suisse First Boston Corporation, BancBoston Securities Inc., and BankAmerica Robertson Stephens.

          "Related Business" means the businesses of the Corporation and the
           ----------------
Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to the businesses of the Corporation and the Restricted Subsidiaries on the Issue Date.

          "Restricted Subsidiary" means any Subsidiary of the Corporation that
           ---------------------
is not an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property
           --------------------------
now owned or hereafter acquired whereby the Corporation or a Restricted Subsidiary transfers such property to a Person and the Corporation or a Restricted Subsidiary leases it from such Person.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Securities" means the Initial Exchangeable Preferred Stock, the
           ----------
Exchange Securities and the Private Exchange Securities, treated as a single class.

          "Securities Act" means the Securities Act of 1933.
           --------------

          "Senior Stock" means all classes of Capital Stock or series of
           ------------
Preferred Stock established on or after the Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Shares as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation.

          "Shelf Registration Statement" means a registration statement filed
           ----------------------------
with the SEC covering resales of Exchangeable Preferred Stock as provided for, under certain circumstances, pursuant to the Registration Rights Agreement.

          "Significant Subsidiary" means any Restricted Subsidiary that would be
           ----------------------
a "Significant Subsidiary" of the Corporation within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" means, with respect to any security, the date
           ---------------
specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subsidiary" means, in respect of any Person, any corporation,
           ----------
association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Persons, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

          "Temporary Cash Investments" means any of the following:
           --------------------------

               (a) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

               (b) investment in time deposit accounts, certificates of deposits and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

               (c) repurchase obligations with a term of not more than 30 days underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above,

               (d) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Corporation) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group,

               (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Rating Group or "A" by Moody's Investors Service, Inc., and

               (f) investments in money-market funds (other than single-state funds) that make investments in instruments of the type described in clauses (a)-(e) above in accordance with the regulations of the SEC under the Investment Corporation Act of 1940, as amended.

          "Transfer Agent" means the transfer agent for the Exchangeable
           --------------
Preferred Stock appointed by the Corporation, which initially shall be Boston EquiServe Trust Company.

          "Transfer Restricted Security" means Securities that bear or are
           ---------------------------
required to bear the legend set forth in Section 12C(iv) hereto.

          "Units" means 50,000 Units, each consisting of one share of the
           -----
Exchangeable Preferred Stock and one warrant to purchase 8.7774 shares of Common Stock.

          "U.S. Government Obligation" means direct obligations (or certificates
           --------------------------
representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Unrestricted Subsidiary" means (a) any Subsidiary of the Corporation
           -----------------------
that at the time of determination shall be designated as Unrestricted Subsidiary by the Board of Directors in the manner provided below and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Corporation (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Corporation or any other Subsidiary of the Corporation that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that
                                                  --------  -------
either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 11B. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that
                                                       --------  -------
immediately after giving effect to such designation (A) the Corporation could Incur $1.00 of additional Indebtedness under Section 11A(a) hereof and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Transfer Agent by promptly filing with the Transfer Agent a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "Voting Stock" of a Person means all classes of Capital Stock or other
           ------------
interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary all the
           -----------------------
Capital Stock of which (other than directors' qualifying shares) is owned by the Corporation or one or more Wholly Owned Subsidiaries.

     13B. Rules of Construction.  Unless the context otherwise requires:
          ---------------------

               (1)  a term has the meaning assigned to it;

               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

               (3)  "or" is not exclusive;

               (4)  "including" means including without limitation;

               (5) words in the singular include the plural and words in the plural include the singular;

               (6) unsecured indebtedness shall not be deemed to be subordinate or junior to secured indebtedness merely by virtue of its nature as unsecured indebtedness;

               (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

               (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

               (9) all references to the date the Exchangeable Securities were originally issued shall refer to the date the shares of Initial Exchangeable Preferred Stock were originally issued.

     Section 14.  Amendment and Waiver.
                  --------------------

     No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 14 hereof without the prior written consent of the holders of a majority of the Securities outstanding at the time such action is taken. However, without the consent of each Securityholder affected thereby, an amendment may not: (a) reduce the amount of Securities whose Holders must consent to an amendment; (b) reduce the rate at which or the manner in which dividends on the Securities accrue or the times at which such dividends become payable; (c) reduce the Liquidation Preference of or extend the date of mandatory redemption of any Security; (d) reduce the amount payable upon the mandatory redemption of any Security or change the time at which any Security may be redeemed in accordance with Section 2; or (e) make any Security payable in money other than that stated in the Security.

            CLASS A CONVERTIBLE 8% CUMULATIVE PREFERRED STOCK TERMS
            -------------------------------------------------------

     Section 1.  Dividends.
                 ---------

          1A.  General Obligation. When and as declared by the Corporation's
               ------------------
Board of Directors and to the extent permitted under the ILBCA, or these Articles, the Corporation shall pay preferential dividends in cash to the holders of the Class A Convertible 8% Cumulative Preferred Stock (the "Class A
                                                                       -------
Preferred") as provided in this Section 1.  Dividends on each share of the Class
---------
A Preferred (a "Class A Share") shall accrue on a daily basis at the rate of 8%
                -------------
per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the Date of Issuance of such Class A Share to and including the first to occur of (a) the date on which the Liquidation Value of such Class A Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation, (b) the date on which such Class A Share is converted into shares of Conversion Stock hereunder or (c) the date on which such share is acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Class A Share shall be deemed to be its "Date of Issuance" regardless of the number of times transfer of such Class A
 ----------------
Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Class A Share.

          1B.  Dividend Reference Dates.  To the extent not paid on June 30 or
               ------------------------
December 31 of any year, beginning with June 30, 1997 (the "Dividend Reference
                                                            ------------------
Dates"), all dividends which have accrued on each Class A Share outstanding
-----
during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated and accrued dividends with respect to such Class A Share until paid to the holder thereof.

          1C.  Distribution of Partial Dividends Payments.  Except as otherwise
               ------------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the number of shares of Preferred Stock held by each such holder.

          1D.  Restriction of Dividends.  No dividend, whatsoever, shall be
               ------------------------
declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of Class A Preferred with respect to any dividend period, unless all dividends have been declared and paid, or declared and a sufficient sum set apart (or, on or prior to February 15, 2003, Shares for which have been issued and are held for holders by the Transfer Agent) for the payment of dividends, on the Exchangeable Preferred Stock.

     Section 2.  Liquidation.
                 -----------

          Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), the holder of each then outstanding Class A Share shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (a) that amount which the holders of Class A Preferred would have received if such holders had converted all of their Class A Preferred into Conversion Stock immediately prior to such liquidation, dissolution or winding up of the Corporation, and (b) the aggregate Liquidation Value of all shares of Class A Preferred then held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Class A Preferred and the Class B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, and Section 2 of the terms of the Class B Preferred set forth below, then the entire assets available to be distributed to the Corporation's shareholders shall be distributed pro rata among the holders of the Class A Preferred and the Class B Preferred based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class A Preferred and Class B Preferred then held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Class A Preferred and each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

     Section 3.  Priority of Class A Preferred on Dividends and Redemptions.
                 ----------------------------------------------------------

          So long as any Class A Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

     Section 4.  Voting Rights.
                 -------------

          The holders of the Class A Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Class A Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote, together with the holders of the Class B Preferred and the Common Stock, with all such holders voting together as a single class and with each share of Common Stock entitled to one vote per share and each share of Class A Preferred or Class B Preferred entitled to one vote for each share of Common Stock issuable upon conversion of such Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

     Section 5.  Conversion.
                 ----------

          5A.  Conversion Procedure.
               --------------------

                 (a) At any time and from time to time, any holder of Class A Preferred may convert all or any portion of the Class A Preferred (including any fraction of a Class A Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Class A Shares to be converted by the Liquidation Value of each Class A Share and dividing the result by the Conversion Price then in effect.

                 (b) Except as otherwise provided herein, each conversion of Class A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class A Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Class A Shares converted as a holder of Class A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

               (c) Notwithstanding any other provision hereof, if a conversion of Class A Preferred is to be made in connection with a Public Offering or any other transaction, the conversion of any Class A Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

               (d) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                    (i) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                    (ii) the amount payable under subparagraph (viii) below with respect to such conversion; and

                    (iii) a certificate representing any Class A Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               (e) The issuance of certificates for shares of Conversion Stock upon conversion of Class A Preferred shall be made without charge to the holders of such Class A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Class A Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

               (f) The Corporation shall not close its books against the transfer of Class A Preferred or of Conversion Stock issued or issuable upon conversion of Class A Preferred in any manner which interferes with the timely conversion of Class A Preferred. The Corporation shall assist and cooperate with any holder of Class A Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class A Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

               (g) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Class A Preferred, such number of shares of Conversion Stock as are issuable upon the conversion of all outstanding Class A Preferred. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Class A Preferred.

               (h) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class A Preferred, the Corporation will have the option, in lieu of delivering the fractional share therefor, to pay an amount to the holder thereof equal to the Market Price of one share of Conversion Stock as of the date of conversion multiplied by the fraction in question.

          5B.  Conversion Price.
               ----------------

               (a)  The initial Conversion Price shall be the Liquidation Value
                                ----------------
of a Class A Share. In order to prevent dilution of the conversion rights granted under this Section 5, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 5B.

               (b) If and whenever (on or after the original Date of Issuance of the first Class A Share to be issued) the Corporation issues or sells (including, in accordance with paragraph 5C, if the Corporation is deemed to have issued or sold), any shares of its Conversion Stock for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or sale (the "Adjustment Event"), then immediately upon such issue or
                       ----------------
sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (i) the sum of (A) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Conversion Stock Deemed Outstanding immediately prior to such issue or sale, plus (B) the consideration, if any, received by the Corporation upon such issue or sale (including any applicable consideration payable upon any exercise or conversion, as provided in paragraph 5C), by (ii) the number of shares of Conversion Stock Deemed Outstanding immediately after such issue or sale.

               (c) An Adjustment Event, as defined in subsection (b) above, shall not include the public offering of the 1998 Warrants made in the 1998 Offering and upon the exercise thereof, the issuance of the 1998 Warrant Shares. The "1998 Offering" is the underwritten offering of (i) up to $200 million of
     -------------
the Corporation's Senior Discount Notes Due 2008, together with the accretion of original issue discount (the "Notes") in accordance with the terms of the
                              -----
Indenture in effect at the time of issuance relating to the Notes and (ii) up to 50,000 Units. The "1998 Warrants" are the warrants which are part of the Units.
                    -------------
The "1998 Warrant Shares" are the shares of Common Stock issuable upon exercise
     -------------------
of the 1998 Warrants.

          5C.  Effect on Conversion Price of Certain Events.  For purposes of
               --------------------------------------------
determining the adjusted Conversion Price under paragraph 5B, the following shall be applicable:

               (a)  Issuance of Rights or Options.  If the Corporation in any
                    -----------------------------
manner grants or sells any Options and the price per share for which Conversion Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to such grant or sale, then the total maximum number of shares of Conversion Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Conversion Stock is issuable" shall be determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (ii) the total maximum number of shares of Conversion Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. Notwithstanding the terms of this Section 5C(a), no adjustment of the Conversion Price shall be made if the Corporation, pursuant to an option plan of the corporation which has been approved by a majority of the board of directors, in any manner grants or sells any Options and the price per share for which Conversion Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to such grant or sale but equal to or greater than the Market Value of a share of Conversion Stock in effect immediately prior to such grant or sale. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Conversion Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (b)  Issuance of Convertible Securities.  If the Corporation in
                    ----------------------------------
any manner issues or sells any Convertible Securities and the price per share for which Conversion Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to such issuance or sale, then the maximum number of shares of Conversion Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Conversion Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Conversion Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Conversion Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 5, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               (c)  Change in Option Price, Conversion Rate or Class A Shares
                    ---------------------------------------------------------
Issuable.  If the purchase price provided for in any Options, the additional
--------
consideration, if any, payable upon the conversion or exchange of any Convertible Securities, the rate at which any Convertible Securities are convertible into or exchangeable for Conversion Stock, and/or the quantity of Conversion Stock issuable upon the conversion, exercise or exchange of any such Option or Convertible Security, changes at any time, then the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration, conversion rate or quantity, as the case may be, at the time initially granted, issued or sold; provided that no such change shall at any time cause the Conversion Price hereunder to be increased. For purposes of paragraph 5C, if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance of the first Class A Share to be issued are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Conversion Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.

               (d)  Calculation of Consideration Received.  If any Conversion
                    -------------------------------------
Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Conversion Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the Market Price of such consideration as of the date of receipt. If any Conversion Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the Market Price of such portion of the net assets and business of the non-surviving entity as is attributable to such Conversion Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Class A Preferred. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Class A Preferred. The determination of such appraiser shall be final and binding upon all Persons, and the fees and expenses of such appraiser shall be borne by the Corporation.

               (e)  Integrated Transactions.  In case any Option is issued in
                    -----------------------
connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

               (f)  Treasury Class A Shares.  The number of shares of Conversion
                    ------------------------
Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Conversion Stock.

               (g)  Record Date.  If the Corporation takes a record of the
                    -----------
holders of any securities for the purpose of entitling them (i) to receive a dividend or other distribution payable in Conversion Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase Conversion Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Conversion Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          5D. Subdivision or Combination of Conversion Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Conversion Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Conversion Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          5E.  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Conversion Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Conversion Stock, is referred to herein as an "Organic Change". Prior to the
                                               --------------
consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that each of the holders of Class A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Class A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class A Preferred immediately prior to such Organic Change.
In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that the provisions of these Class A Convertible Preferred Stock Terms shall thereafter be applicable to the Class A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value of the Conversion Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Class A Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          5F.  Certain Events.  If any event occurs of the type contemplated by
               --------------
the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Class A Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each Class A Share of Class A Preferred.

          5G.  Notices.
               -------

               (a) Not less than 5 business days prior to any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Class A Preferred then outstanding, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (b) The Corporation shall give written notice to all holders of Class A Preferred then outstanding at least 20 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon Conversion Stock, (ii) with respect to any pro rata subscription offer to holders of Conversion Stock or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (c) The Corporation shall also give written notice to the holders of Class A Preferred at least 20 days prior to the date on which any Organic Change shall take place.

          5H.  Mandatory Conversion.  The outstanding Class A Preferred will be
               --------------------
automatically converted in accord with this Section 5 at such time that the Corporation closes a firm commitment underwritten Public Offering of shares of Conversion Stock (managed by a nationally recognized underwriter(s)) in which
(a) the aggregate price paid by the public for the shares shall be at least $25,000,000, (b) the price per share paid by the public for such shares shall be at least 200% of the initial Conversion Price (as adjusted as described in Section 5D but not in any other provision of this Section 5), (c) after such Public Offering, Conversion Stock will be traded on a national securities exchange or the NASDAQ National Market System, and (d) the shares issued and sold pursuant to the Public Offering represent at least 20% of the Conversion Stock Deemed Outstanding measured after such Public Offering. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such mandatory conversion transmitted to all holders of Class A Preferred at least thirty days prior to such closing.

     Section 6.  Liquidating Dividends.
                 ---------------------

          If the Corporation (after receiving the consent referred to in Section
3) declares or pays a dividend upon any class of Conversion Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of such class of Conversion Stock (a "Liquidating Dividend"),
                                                        --------------------
then the Corporation shall pay to the holders of Class A Preferred then outstanding at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Class A Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Conversion Stock entitled to such dividends are to be determined.

     Section 7.  Purchase Rights.
                 ---------------

     If at any time the Corporation grants or issues without consideration any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Conversion Stock (the "Purchase Rights"), then each holder of Class A Preferred
                       ---------------
shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Class A Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Conversion Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     Section 8.  Registration of Transfer.
                 ------------------------

          The Corporation shall keep at its principal office, or shall cause its transfer agent to keep, a register for the registration of Class A Preferred. Upon the surrender of any certificate representing Class A Preferred at such proper place, the Corporation or its transfer agent (as the case may be) shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Class A Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Class A Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred represented by the surrendered certificate.

     Section 9.  Replacement.
                 -----------

          Upon receipt of evidence reasonably satisfactory to the Corporation or its transfer agent (as the case may be) (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class A Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or its transfer agent (as the case may be), or, in the case of any such mutilation upon surrender of such certificate, the Corporation or its transfer agent (as the case may be) shall (at the Corporation's expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Class A Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 10.  Definitions Specific to the Class A Preferred.
                  ---------------------------------------------

          "Conversion Price"  has the meaning set forth in Section 5B.
           ----------------

          "Conversion Stock Deemed Outstanding" means, at any given time, the
           -----------------------------------
number of shares of Conversion Stock actually outstanding at such time, plus the number of shares of Conversion Stock deemed to be outstanding pursuant to subparagraphs 5C(a) and 5C(b) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

          "Conversion Stock" means shares of the Corporation's voting Common
           ----------------
Stock, no par value per share; provided that if there is a change such that the securities issuable upon conversion of the Class A Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean shares of the security issuable in lieu of such Common Stock upon conversion of the Class A Preferred if such security is issuable in shares, or shall mean units in which such security is issuable if such security is not issuable in shares. As the context requires, the Corporation shall include any entity other than the Corporation which is the issuer of any Conversion Stock.

          "Convertible Securities" means any stock or securities other than the
           ----------------------
1998 Warrants and the 1998 Warrant Shares directly or indirectly convertible into or exchangeable for Conversion Stock.

          "Exchangeable Preferred Stock"  means any share of 13-3/4% Senior
           ----------------------------
Cumulative Exchangeable Preferred Stock Due 2010 of the Corporation, par value of $0.01 per share.

          "Exchangeable Preferred Stock Terms"  means those terms and conditions
           ----------------------------------
in these Articles related to the Exchangeable Preferred Stock.

          "Junior Securities"  means all classes of Capital Stock outstanding on
          -------------------
February 9, 1998 (excluding the Exchangeable Preferred Stock but including the Common Stock) and each other class or series of Capital Stock or Preferred Stock established on or after the Articles by the Board of Directors, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation.

          "Liquidation Value" of any Class A Share shall be equal to the
           -----------------
aggregate purchase price paid pursuant to the Purchase Agreement for Class A Preferred and warrants to purchase Common Stock divided by the number of shares of Class A Preferred issued pursuant to the Purchase Agreement.

          "Market Price" of any property which is a security means the average
           ------------
of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, or if the property in question is not a security, then the "Market Price" of the property in question shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the outstanding Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Preferred Stock. The determination of such appraiser shall be final and binding upon all Persons, and the Corporation shall pay the fees and expenses of such appraiser.

          "Options" means any rights, warrants or options other than the 1998
           -------
Warrants and the 1998 Warrant Shares directly or indirectly to subscribe for or purchase Conversion Stock or Convertible Securities.

          "Preferred Stock" means the Class A Preferred and the Class B
           ---------------
Preferred.

          "Public Offering" means an underwritten primary public offering of
           ---------------
common stock of the Corporation pursuant to an effective registration statement under the Securities Act.

          "Purchase Agreement" means the Purchase Agreement, dated as of January
           ------------------
31, 1997, as amended, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

     Section 11.  Amendment and Waiver.
                  --------------------

          No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 hereof without the prior written consent of the holders of a majority of the Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Class A Preferred accrue or the times at which such dividends become payable, without the prior written consent of the holders of at least 75% of the Preferred Stock then outstanding, (b) the Conversion Price of the Class A Preferred or the number of shares or class of stock into which the Class A Preferred is convertible, without the prior written consent of the holders of at least 75% of the Preferred Stock then outstanding, (c) any term applicable to the Class A Preferred which change is not also contemporaneously made to the terms of the Class B Preferred, without the prior written consent of the holders of a majority of the Class A Preferred then outstanding; or (d) the percentage required to approve any change described in clauses (a), (b) and (c) above, without the prior written consent of the holders of at least 75% of the Preferred Stock then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable required percentage (if any) of the Preferred Stock or the Class A Preferred then outstanding.

     Section 12.  Notices.
                  -------

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and
(b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

          CLASS B CONVERTIBLE 8% CUMULATIVE PREFERRED STOCK TERMS
          -------------------------------------------------------

     Section 1.  Dividends.
                 ---------

          1A.  General Obligation. When and as declared by the Corporation's
               ------------------
Board of Directors and to the extent permitted under the ILBCA, the Corporation shall pay preferential dividends in cash to the holders of the Class B Convertible 8% Cumulative Preferred Stock (the "Class B Preferred") as provided
                                                -----------------
in this Section 1.  Dividends on each share of the Class B Preferred (a "Class B
                                                                         -------
Share") shall accrue on a daily basis at the rate of 8% per annum of the sum of
-----
the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the Date of Issuance of such Class B Share to and including the first to occur of (a) the date on which the Liquidation Value of such Class B Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation; (b) the date on which such Class B Share is converted into shares of Conversion Stock hereunder; or (c) the date on which such share is acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Class B Share shall be deemed to be its "Date of Issuance" regardless of the number of times transfer of such Class B Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Class B Share.

          1B.  Dividend Reference Dates. To the extent not paid on June 30 or
               ------------------------
December 31 of any year, beginning with June 30, 1997 (the "Dividend Reference Dates"), all dividends which have accrued on each Class B Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such dividend Reference Date shall be accumulated and shall remain accumulated and accrued dividends with respect to such Class B Share until paid to the holder thereof.

          1C.  Distribution of Partial Dividend Payments. Except as otherwise
               -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the number of shares of Preferred Stock held by each such holder.

          1D.  Restriction of Dividends. No dividend, whatsoever, shall be
               ------------------------
declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of Class B Preferred with respect to any dividend period, unless all dividends have been declared and paid, or declared and a sufficient sum set apart (or, on or prior to February 15, 2003, Shares for which have been issued and are held for holders by the Transfer Agent) for the payment of dividends, on the Exchangeable Preferred Stock.

     Section 2.  Liquidation.
                 -----------

     Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), the holder of each then outstanding Class B Share shall be entitled to be paid, before any distribution or payment is made upon any Common Stock, an amount in cash equal to the greater of (a) that amount which the holders of Class B Preferred would have received if such holders had converted all of their Class B Preferred into Conversion Stock immediately prior to such liquidation, dissolution or winding up of the Corporation; and (b) the aggregate Liquidation Value of all shares of Class B Preferred then held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class B Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this
Section 2 and Section 2 of the terms of the Class A Preferred set forth above, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among the holders of the Preferred Stock based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Preferred Stock then held by each such holder. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class B Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each share of Class B Preferred and each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

     Section 3.  Priority of Class B Preferred on Dividends and Redemptions.
                 ----------------------------------------------------------

     So long as any Class B Preferred remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

     Section 4.  Voting Rights.
                 -------------

     The holders of the Class B Preferred shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and the holders of the Class B Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote, together with the holders of the Class A Preferred and the Common Stock, with all such holders voting together as a single class and with each share of Common Stock entitled to one vote per share and each share of Class A Preferred to Class B Preferred entitled to one vote for each share of Common Stock issuable upon conversion of such Preferred Stock as of the record date for such vote, or if no record date is specified, as of the date of such vote.

     Section 5.  Conversion.
                 ----------

          5A.  Conversion Procedure.
               --------------------

               (a) At any time and from time to time, any holder of Class B Preferred may convert all or any portion of the Class B Preferred (including any fraction of a Class B Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Class B Shares to be converted by the Liquidation Value of each Class B Share and dividing the result by the Conversion Price then in effect.

               (b) Except as otherwise provided herein, each conversion of Class B Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class B Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Class B Shares converted as a holder of Class B Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

               (c) Notwithstanding any other provision hereof, if a conversion of Class B Preferred is to be made in connection with a Public Offering or any other transaction, the conversion of any Class B Shares may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

               (d) As soon as possible after a conversion has been effected (but in any event within five business days in the case of subparagraph (i) below), the Corporation shall deliver to the converting holder:

                    (i) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                    (ii) the amount payable under subparagraph (h) below with respect to such conversion; and

                    (iii) a certificate representing any Class B Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               (e) The issuance of certificates for shares of Conversion Stock upon conversion of Class B Preferred shall be made without charge to the holders of such Class B Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Class B Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

               (f) The Corporation shall not close its books against the transfer of Class B Preferred or of Conversion Stock issued or issuable upon conversion of Class B Preferred in any manner which interferes with the timely conversion of Class B Preferred. The Corporation shall assist and cooperate with any holder of Class B Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Class B Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

               (g) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Class B Preferred, such number of shares of Conversion Stock as are issuable upon the conversion of all outstanding Class B Preferred. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Class B Preferred.

               (h) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of the Class B Preferred, the Corporation will have the option, in lieu of delivering the fractional share therefor, to pay an amount to the holder thereof equal to the Market Price of one share of Conversion Stock as of the date of conversion multiplied by the fraction in question.

          5B.  Conversion Price  The initial "Conversion Price" shall be the
               ----------------
Liquidation Value of a Class B Share.

          5C.  Subdivision or Combination of Conversion Stock. If the
               ----------------------------------------------
Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Conversion Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Conversion Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          5D.  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Conversion Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Conversion Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that each of the holders of Class B Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Class B Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class B Preferred immediately prior to such Organic Change.
In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that the provisions of these Class B Convertible Preferred Stock Terms shall thereafter be applicable to the Class B Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value of the Conversion Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Class B Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          5E.  Certain Events.
               --------------

               (a) If any event occurs of the type contemplated by the provisions of this Section 5 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features) (an "Adjustment
                                                                ----------
Event"), then the Corporation's Board of Directors shall make an appropriate
-----
adjustment in the Conversion Price so as to protect the rights of the holders of Class B Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 5 or decrease the number of shares of Conversion Stock issuable upon conversion of each Class B Share of Class B Preferred.

               (b) An Adjustment Event, as defined in subsection (b) above, shall not include the public offering of the 1998 Warrants made in the 1998 Offering and upon the exercise thereof, the issuance of the 1998 Warrant Shares. The "1998 Offering" is the underwritten offering of (i) up to $200 million of the Corporation's Senior Discount Notes Due 2008, together with the accretion of original issue discount (the "Notes") in accordance with the terms of the
                              -----
Indenture in effect at the time of issuance relating to the Notes and (ii) up to 50,000 Units. The "1998 Warrants" are the warrants which are part of the Units.
                    -------------
The "1998 Warrant Shares" are the shares of Common Stock issuable upon exercise
     -------------------
of the 1998 Warrants.

     5F.  Notices.
          -------

          (a) Not less than 5 business days prior to any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Class B Preferred then outstanding, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (b) The Corporation shall give written notice to all holders of Class B Preferred then outstanding at least 20 days prior to the date on which the Corporation closes its books or takes a record (i) with respect to any dividend or distribution upon Conversion Stock; (ii) with respect to any pro rata subscription offer to holders of Conversion Stock; or (iii) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (c) The Corporation shall also give written notice to the holders of Class B Preferred at least 20 days prior to the date on which any Organic Change shall take place.

     5G.  Mandatory Conversion. The outstanding Class B Preferred will be
          --------------------
automatically converted in accord with this Section 5 at such time that the Corporation closes a firm commitment underwritten Public Offering of shares of Conversion Stock (managed by a nationally recognized underwriter(s)) in which
(a) the aggregate price paid by the public for the shares shall be at least $25,000,000; (b) the price per share paid by the public for such shares shall be at least 200% of the initial Conversion Price

(as adjusted as described in Section 5C but not in any other provision of this Section 5) (c) after such Public Offering, Conversion Stock will be traded on a national securities exchange or the NASDAQ National Market System; and (iv) the shares issued and sold pursuant to the Public Offering represent at least 20% of the Conversion Stock Deemed Outstanding measured after such Public Offering. Any such mandatory conversion shall only be effected at the time of and subject to the closing of the sale of such shares pursuant to such Public Offering and upon written notice of such mandatory conversion transmitted to all holders of Class B Preferred at least thirty days prior to such closing.

     Section 6.  Liquidating Dividends.
                 ---------------------

     If the Corporation (after receiving the consent referred to in Section 3) declares or pays a dividend upon any class of Conversion Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of such class of Conversion Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Class
 --------------------
B Preferred then outstanding at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Class B Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Conversion Stock entitled to such dividends are to be determined.

     Section 7.  Purchase Rights.
                 ---------------

     If at any time the Corporation grants or issues without consideration any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Conversion Stock (the "Purchase Rights"), then each holder of Class B Preferred
                       ---------------
shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Class B Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Conversion Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     Section 8.  Registration of Transfer.
                 ------------------------

     The Corporation shall keep at its principal office or shall cause its transfer agent to keep, a register for the registration of Class B Preferred. Upon the surrender of any certificate representing Class B Preferred at such proper place, the Corporation or its transfer agent (as the case may be) shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Class B

Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Class B Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class B Preferred represented by such new certificate from the date to which dividends have been fully paid on such Class B Preferred represented by the surrendered certificate.

     Section 9.  Replacement.
                 -----------

     Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Class B Shares, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation or its transfer agent (as the case may be) shall (at the Corporation's expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Class B Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class B Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Section 10.  Definitions Specific to the Class B Preferred.
                  ---------------------------------------------

          "Conversion Price" has the meaning set forth in Section 5B.
           ----------------

          "Conversion Stock" means shares of the Corporation's Common Stock, no
           ----------------
par value per share; provided that if there is a change such that the securities issuable upon conversion of the Class B Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean shares of the security issuable in lieu of such Common Stock upon conversion of the Class B Preferred if such security is issuable in shares, or shall mean units in which such security is issuable if such security is not issuable in shares. As the context requires, the "Corporation" shall include any entity other than the Corporation which is the issuer of any Conversion Stock.

          "Liquidation Value" of any Class B Share shall be equal to the
           -----------------
aggregate purchase price paid pursuant to the Purchase Agreement for Class A Preferred and warrants to purchase Common Stock divided by the number of shares of Class A Preferred Stock issued pursuant to the Purchase Agreement.

     Section 11.  Amendment and Waiver.
                  --------------------

     No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 hereof without the prior written consent of the holders of a majority of the Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Class B Preferred accrue or the times at which such dividends become payable, without the prior written consent of the holders of at least 75% of the Preferred Stock then outstanding;
(b) the Conversion Price of the Class B Preferred or the number of shares or class of stock into which the Class B Preferred is convertible, without the prior written consent of the holders of at least 75% of the Preferred Stock then outstanding; (c) any term applicable to the Class B Preferred which change is not also contemporaneously made to the terms of the Class A Preferred, without the prior written consent of the holders of a majority of the Class B Preferred then outstanding; or (d) the percentage required to approve any change described in clauses (a), (b) or (c) above, without the prior written consent of the holders of at least 75% of the Preferred Stock then outstanding; and provided further, that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable required percentage (if any) of the Preferred Stock or the Class B Preferred then outstanding.

     Section 12.  Notices.
                  -------

     Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices and
(b) to any stockholder, as such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                              COMMON STOCK TERMS
                              ------------------

     1. There are two classes of Common Stock, no par value per share, voting ("Voting Common Stock") and non-voting ("Non-Voting Common Stock"). Except as
  -------------------                    -----------------------
otherwise required by law or these Articles, the holder of each outstanding share of Voting Common Stock shall be entitled to one vote on all matters submitted to a vote at a meeting of the shareholders together with the holders of the Class A Preferred Stock and the Class B Preferred Stock, with such holders voting together as a single class and with each share of Voting Common Stock entitled to one vote. The holders of Non-Voting Common Stock shall be entitled to notice (as, when and how given to the holders of Voting Common Stock) of and to attend, but shall not be entitled to vote on any matters submitted to a vote at, any meeting of the shareholders; provided that the
                                                         --------
approval of the holders of a majority of the outstanding Non-Voting Common Stock, voting as a separate class, shall be required for any merger or consolidation of the Corporation with or into another entity or entities, any sale of all or substantially all the Corporation's assets, or any recapitalization or reorganization, if as a result of any of the foregoing the shares of Non-Voting Common Stock would receive or be exchanged for consideration different on a per share basis than the consideration received with respect to or in exchange for shares of Voting Common Stock or would otherwise be treated differently from shares of Voting Common Stock in connection with such transaction, except that shares of Non-Voting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for Voting Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as Non-Voting Common Stock is convertible into Voting Common Stock and (ii) all other consideration is equal on a per share basis. If dividends are declared which are payable in shares of Voting Common Stock or Non-Voting Common Stock, then dividends shall be declared which are payable at the same rate on both classes of Common Stock and the dividends payable in shares of Voting Common Stock shall be payable to holders of that class of stock and the dividends payable in shares of Non-Voting Common Stock shall be payable to holders of that class of stock and (ii) if the dividends consist of other voting securities of the Corporation, then in respect of the Non-Voting Common Stock the Corporation may, at its option, pay such dividends in the form of non-voting securities of the Corporation which are otherwise identical to such other voting securities and which are convertible into or exchangeable for such voting securities on the same terms as Non-Voting Common Stock is convertible into Voting Common Stock.

     2.   Conversion of Non-Voting Common Stock.
          -------------------------------------

     (a)  Upon the occurrence (or the expected occurrence as described in clause
(c) below) of any Conversion Event, each holder of Non-Voting Common Stock shall be entitled to convert, into the same number of shares of Voting Common Stock, any or all of the shares of such holder's Non-Voting Common Stock.

     (b)  For purposes of this Section 2, a "Conversion Event" shall mean (i)
                                             ----------------
the registration of Voting Common Stock under the Exchange Act, (ii) the occurrence of an Organic Change in which the holders of Voting Common Stock receive or have the right to receive equity securities of any Person which are registered under the Exchange Act, or (iii) action by the Board of Directors declaring that holders of Non-Voting Common Stock may convert their shares of Non-Voting Common Stock into shares of Voting Common Stock.

     (c) Each holder of Non-Voting Common Stock shall be entitled to convert shares of Non-Voting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event will occur, and a written request for conversion from the holders of a majority of the Non-Voting Common Stock to the Corporation stating such holders' reasonable belief that a Conversion Event will occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation will not cancel the shares of Non-Voting Common Stock so converted before the tenth day following such Conversion Event and will reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Non-Voting Common Stock are converted into shares of Voting Common Stock in connection with an anticipated Conversion Event and such anticipated Conversion Event does not actually occur, then such shares of Voting Common Stock shall be promptly converted back into the same number of shares of Non-Voting Common Stock.

     (d) Each conversion of shares of one class of Common Stock into shares of the other class of Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Common Stock stating that such holder desires to convert the shares, or a stated number of shares, of such Common Stock represented by such certificate or certificates into shares of the other class of Common Stock. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received (or, if later, at the time of the Conversion Event), and at such time the rights of the holder of the converted Common Stock, as such holder, shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

     (e) Promptly after the effectiveness of any such conversion, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Common Stock issuable upon such conversion and (b) a certificate representing any Common Stock which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

     (f) The issuance of certificates for Common Stock upon conversion of Common Stock of the other class will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock.

     (g) All shares of Common Stock which are issuable upon the conversion of the other class of Common Stock shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance, which will be immediately transmitted by the Corporation upon issuance).

     (h) The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

     (i) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Voting Common Stock, solely for the purpose of issuance upon the conversion of the Non-Voting Common Stock, such number of shares of Voting Common Stock as are issuable upon the conversion of all outstanding Non-Voting Common Stock. The Corporation shall not take any action which would cause the number of authorized but unissued shares of Voting Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of all outstanding Non-Voting Common Stock.

     3.   Stock Splits.  If the Corporation in any manner subdivides or combines
          ------------
the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock shall be proportionately subdivided or combined in a similar manner.

     4.   Amendment and Waiver.  No amendment or waiver of any provision of
          --------------------
these Articles which adversely affects the holders of Non-Voting Common Stock, as such holders (as compared with its effect on the holders of Voting Common Stock, as such holders), shall be effective without the prior approval of the holders of a majority of the then outstanding Non-Voting Common Stock voting as a separate class.

     5. All other terms of the Non-Voting Common Stock are the same as those of the Voting Common Stock.